Exhibit 4.2

EXECUTION VERSION

SECOND AMENDED AND RESTATED MASTER INDENTURE

among

CABELA’S CREDIT CARD MASTER NOTE TRUST

WORLD’S FOREMOST BANK

and

U.S. BANK NATIONAL ASSOCIATION

Dated as of June 14, 2016

	ARTICLE XIII

AMENDMENT AND RESTATEMENT		78
EXHIBIT A	SERVICING CRITERIA
EXHIBIT B	FORM OF ANNUAL CERTIFICATION

v

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE

ACT OF 1939 AND INDENTURE PROVISIONS1

Trust Indenture Act Section	Indenture Section
310(a)(1)	6.11
(a)(2)	6.11
(a)(3)	6.10
(a)(4)	Not Applicable
(a)(5)	6.11
(b)	6.08, 6.11
(c)	Not Applicable
311(a)	6.15
(b)	6.15
(c)	Not Applicable
312(a)	7.01, 7.02(a)
(b)	7.02(b)
(c)	7.02(c)
313(a)	7.05
(b)	7.05
(c)	7.04, 7.05
(d)	7.05
314(a)	3.09, 7.03(a)
(b)	3.06
(c)(1)	8.05(b), 8.06 1101(a)
(c)(2)	8.05(b), 8.06, 11.01(a)
(c)(3)	8.05(b), 11.01(a)
(d)(1)	8.05(B), 11.01(b)
(d)(2)	Not Applicable
(d)(3)	Not Applicable
(e)	11.01(a)
315(a)	6.01(b)
(b)	6.02
(c)	6.01(a)
(d)	6.01(d)
(d)(1)	6.01(d)
(d)(2	6.01(d)
(d)(3)	6.01(d)
(e)	5.15
316(a)(1)(A)	5.13
316(a)(1)(B)	5.14
316(a)(2)	Not Applicable
316(b)	5.09
316(c)	2.14
317(a)(1)	5.04(a)
317(a)(2)	3.03
317(b)	5.04(a)
318(a)	11.19

[1]	This reconciliation and tie shall not, for any purpose, be deemed to be part of the within indenture.

SECOND AMENDED AND RESTATED MASTER INDENTURE

THIS SECOND AMENDED AND RESTATED MASTER INDENTURE is dated as of June 14, 2016 (herein, as amended, modified or supplemented from time to time as permitted hereby, called the “Indenture”) among CABELA’S CREDIT CARD MASTER NOTE TRUST, a statutory trust formed under the laws of the State of Delaware, as issuer, WORLD’S FOREMOST BANK, a Nebraska state banking corporation, as servicer, and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as indenture trustee, and amends and restates the Amended and Restated Master Indenture, dated as of December 6, 2013 (the “Existing Indenture”), which amends and restates the Master Indenture dated as of April 14, 2004 (the “Original Indenture”) as the same has been further amended prior to the date hereof by and between World’s Foremost Bank, a Nebraska state banking corporation, as servicer, and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States, as indenture trustee. This Indenture may be supplemented at any time and from time to time by an indenture supplement in accordance with Section 2.10 hereof (an “Indenture Supplement” and any Indenture Supplement together with this Indenture and amendments hereof and any supplemental indentures hereto collectively referred to as the “Indenture”). If a conflict exists between the terms and provisions of this Master Indenture and any Indenture Supplement, the terms and provisions of the Indenture Supplement shall be controlling with respect to the related Series.

WHEREAS, the parties desire to amend the Existing Indenture, and to restate it in its entirety.

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Indenture to provide for its asset backed notes to be issued in one or more Series as provided in this Indenture.

In connection with one or more Series of Notes issued under this Indenture, the Issuer may enter into agreements with other entities that will provide credit enhancement or other protection and benefits for the Holders of a Series of Notes or a Class of such Series of Notes and the Issuer will incur obligations under the terms of such agreements. The Issuer, through this Indenture, wishes to continue to provide security for such obligations to the extent and as provided in the relevant Indenture Supplements. All covenants and agreements made by the Issuer herein are for the benefit and security of the Noteholders and, to the extent and as provided for in the relevant Indenture Supplements, the Series Enhancers.

The Issuer is entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. All things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered by the Indenture Trustee hereunder and duly issued by the Issuer, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer, in accordance with their and its terms.

GRANTING CLAUSES

To secure the due and punctual payment by the Issuer of the principal of (and premium, if any) and interest on the Notes, amounts due to Series Enhancers under the Series Enhancements as provided in the Indenture Supplements and all other amounts due and payable under this Indenture or any Indenture Supplement or under any Series Enhancement (together with the “Secured Obligations” under and as defined in the Existing Indenture and the Original Indenture, collectively, the “Secured Obligations”) when and as the same shall become due and payable, whether on demand for payment or on a Payment Date or a Redemption Date, at the Stated Maturity Date or by declaration of acceleration, call for redemption or otherwise, according to the terms of this Indenture, the respective Indenture Supplements and the Notes or the Series Enhancements, the Issuer hereby Grants to the Indenture Trustee, for the benefit and security of the Noteholders and, to the extent and as provided for in the relevant Indenture Supplements, the Series Enhancers, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under the following:

(i)	the Collateral Certificate;

(ii)	all Eligible Investments and all money, investment property, instruments and other property from time to time on deposit in, credited to or related to the Collection Account and the Series Accounts (including any subaccounts of such accounts), together with all earnings, dividends, distributions, income, issues and profits relating thereto;

(iii)	all Series Enhancements;

(iv)	all rights, remedies, powers, privileges and claims of the Issuer under or with respect to the Transfer and Administration Agreement;

(v)	all accounts, money, chattel paper, investment property, instruments, documents, deposit accounts, letters of credit, letter of credit rights, general intangibles, goods and oil, gas and other minerals consisting of, arising from or relating to any of the foregoing; and

(vi)	such property, together with all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds, products, rents, receipts or profits of the conversion, voluntary or involuntary, into cash or other property, all cash and noncash proceeds, and other property consisting of, arising from or relating to all or any part of any of the foregoing or any proceeds thereof;

but in each case excluding the interest in the assets of the Issuer represented by the Trust Certificate and the Transferor Certificates and the amounts distributable with respect thereto (collectively, the “Trust Estate”).

Such Grants are made in trust to secure the Notes equally and ratably without prejudice, priority or distinction, except as expressly provided in this Indenture and the Indenture

Supplements, between any Note and any other Notes, and to secure the other Secured Obligations; provided, that unless and to the extent provided for in an Indenture Supplement for any Series, the security interest granted above in the Series Accounts and Series Enhancement for a particular Series shall be to secure the Notes for such Series only and to the extent provided in the Indenture Supplement for such Series and the Series Enhancers. This Indenture is a security agreement within the meaning of the UCC.

The Indenture Trustee as Indenture Trustee on behalf of the Noteholders acknowledges such Grants, accepts the trusts hereunder in accordance with the provisions hereof and agrees to perform the duties herein required to the end that the interests of the Noteholders may be adequately and effectively protected.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal of (and premium, if any) and interest on the Notes and to the Series Enhancers under the Series Enhancements is limited by recourse only to the Trust Estate and only to the extent proceeds and distributions on the Trust Estate are allocated for their benefit under the terms of this Indenture, the Indenture Supplements and the Series Enhancements.

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Whenever used in this Indenture, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

“Account Owner” shall mean World’s Foremost Bank.

“Accounts” shall have the meaning specified in the Pooling and Servicing Agreement.

“Act” or “Act of Noteholder” shall have the meaning specified in Section 11.03(a).

“Administrator” shall mean World’s Foremost Bank or any successor administrator appointed pursuant to the Transfer and Administration Agreement.

“Adverse Effect” shall mean, with respect to any action, that such action will (a) result in the occurrence of an Early Redemption Event, a Default or an Event of Default or (b) materially and adversely affect the amount or timing of distributions to be made to the Noteholders or any Series Enhancer of any Series or Class pursuant to this Indenture or the related Indenture Supplement.

“Affiliate” shall mean, with respect to a particular Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

“Aggregate Allocation Amount” shall mean the aggregate Allocation Amounts for all outstanding Series.

“Allocation Amount” shall have the meaning, with respect to any Series, specified in the Indenture Supplement for such Series.

“Asset Representations Review” is defined in the Pooling and Servicing Agreement.

“Asset Representations Review Agreement” is defined in the Pooling and Servicing Agreement.

“Asset Representations Reviewer” is defined in the Pooling and Servicing Agreement.

“Authorized Officer” shall mean:

(a) with respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee on the initial Issuance Date (as such list may be modified or supplemented from time to time thereafter) and any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Transfer and Administration Agreement and who is identified on the list of Authorized Officers (containing the specimen signatures of such officers) delivered by the Administrator to the Indenture Trustee on the Initial Issuance Date (as such list may be modified or supplemented from time to time thereafter);

(b) with respect to the Transferor, any officer of the Transferor who is authorized to act for the Transferor in matters relating to the Transferor and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Indenture Trustee on the Initial Issuance Date (as such list may be modified or supplemented in writing from time to time thereafter); and

(c) with respect to the Servicer, any Servicing Officer.

“Available Funds Allocation Amount” shall mean, as of any date of determination, during any Monthly Period for any Class or Series of Notes, an amount equal to the Allocation Amount of such Class or Series, as applicable, as of such date of determination.

“Available Series 2004-1 Finance Charge Collections” shall have the meaning specified in the Series 2004-1 Supplement.

“Available Series 2004-1 Principal Collections” shall have the meaning specified in the Series 2004-1 Supplement.

“Book-Entry Notes” shall mean beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency or a Foreign Clearing Agency, as described in Section 2.11.

“Business Day” shall mean any day other than (a) a Saturday or Sunday or (b) any other day on which national banking associations or state banking institutions in New York, New York, Lincoln, Nebraska, St. Paul, Minnesota, Wilmington, Delaware or any other city in which the principal executive offices of the Account Owner, the Transferor, the Servicer, the Owner Trustee or the Indenture Trustee, as the case may be, are located (or, with respect to any Series, any other day specified in the Indenture Supplement), are authorized or obligated by law, executive order or governmental decree to be closed.

“Class” shall mean, with respect to any Series, any one of the classes or tranches of the Notes of that Series. Notes of a single Class of a Series will rank equally with respect to payment of principal, but may differ with respect to interest rates, maturity or other terms.

“Clearing Agency” shall mean an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and serving as a clearing agency for a Series or Class of Book-Entry Notes.

“Clearing Agency Participant” shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Clearstream, Luxembourg” shall mean Clearstream Banking, société anonyme, a professional depository incorporated under the laws of Luxembourg, and its successors.

“Closing Date” shall mean, with respect to any Series, the closing date specified in the related Indenture Supplement.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Collateral Certificate” shall mean the Series 2004-1 Certificate issued pursuant to the Pooling and Servicing Agreement and the Series 2004-1 Supplement.

“Collection Account” shall have the meaning specified in Section 8.02(a).

“Collections” shall mean, collectively, the Available Series 2004-1 Finance Charge Collections and the Available Series 2004-1 Principal Collections.

“Collections of Finance Charge Receivables” shall mean the Available Series 2004-1 Finance Charge Collections.

“Collections of Principal Receivables” shall mean the Available Series 2004-1 Principal Collections.

“Commission” shall mean the Securities and Exchange Commission and its successors.

“Corporate Trust Office” shall mean the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Indenture is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, EP-MN-WS3D, Attention: Cabela’s 2004-1 (facsimile no. 651-495-8093), or at such other address as the Indenture Trustee may designate from time to time by notice to the Issuer, the Servicer and the Transferor.

“Default” shall mean any event or occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

“Defaulted Amount” shall have the meaning assigned to the term “Investor Default Amount” in the Series 2004-1 Supplement.

“Definitive Notes” shall mean, for any Class or Series, the Notes issued in fully registered, certificated form issued to the beneficial owners of such Class or Series or their nominee.

“Depositary” shall mean the Person specified in the applicable Indenture Supplement, in its capacity as depositary for the respective accounts of any Clearing Agency or any Foreign Clearing Agency.

“Deposit Date” shall mean each day on which the Servicer deposits Collections in the Collection Account.

“Depository Agreement” shall mean, if applicable with respect to any Series or Class of Book-Entry Notes, the agreement among the Transferor, the Indenture Trustee and the Clearing Agency or, if applicable, the Foreign Clearing Agency.

“Determination Date” shall have the meaning specified in the Pooling and Servicing Agreement.

“Distribution Date” shall mean, with respect to any Series, the date specified in the applicable Indenture Supplement.

“Dollars,” “$” or “U.S. $” shall mean (a) United States dollars or (b) denominated in United States dollars.

“Early Redemption Event” shall mean, with respect to any Series, any Early Redemption Event specified in the related Indenture Supplement or any Early Redemption Event as described in Section 5.01.

“Eligible Deposit Account” shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade.

“Eligible Institution” shall mean: (a) a depositary institution, which may include the Indenture Trustee and the Owner Trustee, organized under the laws of the United States or any one of the States thereof including the District of Columbia, the deposits in which are insured by the FDIC and which at all times has a short-term unsecured debt rating of at least P-1 by Moody’s and either (i) a long-term deposit rating of at least A+ by Standard & Poor’s or (ii) a long-term deposit rating of at least A, and a short-term unsecured debt rating of at least A-1, by Standard & Poor’s; or (b) a depositary institution acceptable to each Rating Agency; provided, however, that an institution which shall have corporate trust powers and which maintains the Collection Account, any Series Account or any other account maintained for the benefit of Noteholders and each Series Enhancer (as each’s interests may appear herein or in a related Indenture Supplement) as a fully segregated trust account with the trust department of such institution shall not be required to meet the foregoing rating requirements, and need only at all times have a long-term unsecured debt rating of investment grade by Moody’s and Standard & Poor’s so long as Moody’s and Standard & Poor’s is a Rating Agency; provided, further, however, that if such depositary institution is the Servicer or an Affiliate of the Servicer, (y) the written consent of any Series Enhancer shall have been previously obtained and (z) the requirement of clause (a) of this definition shall have been fulfilled.

“Eligible Investments” shall mean, unless otherwise provided in the Indenture Supplement with respect to any Series, (a) book-entry securities or negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed by the United States of America; (ii) demand deposits and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depositary institution or trust company (including the Indenture Trustee, the Owner Trustee or any of their Affiliates, acting in its commercial capacity) incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the investment, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody’s and Standard & Poor’s of P-1 and A-1+, respectively; (iii) commercial paper, bank notes or any other debt obligation having, at the time of the investment, a rating from Moody’s and Standard & Poor’s of P-1 and A-1+, respectively; (iv) bankers’ acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) repurchase agreements transacted with either (A) an entity subject to the United States Bankruptcy Code or (B) a financial institution insured by the FDIC or a broker-dealer with retail customers that is under the jurisdiction of the Securities Investors Protection Corp., in each case having a rating of A-1+ by Standard & Poor’s and P-1 by Moody’s; (b) demand deposits in the name of the Issuer or the Indenture Trustee in any depositary institution or trust company referred to in clause (a)(ii) above; (c) investments in money market funds rated AAA or AAAm-g by Standard & Poor’s and Aaa or P-1 by Moody’s; provided, however, that the Issuer shall exercise any voting rights it may have in connection with any investment in a money market fund only in a manner consistent with the recommendation of the board of directors of such money market fund or, in the case of an unincorporated money market fund, the recommendation of such Person or Persons performing similar functions of such unincorporated money market fund; and (d) any other investment the making of which would not compromise the qualification of the Issuer under Statement of Financial Standards No. 140, if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of any Series or Class of Notes, provided that such investment will not, based on an Opinion of Counsel, cause the Issuer to be treated as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Any Eligible Investment may be purchased by or through the Indenture Trustee or the Owner Trustee or any of their Affiliates. The Indenture Trustee or the Owner Trustee may trade with itself or an Affiliate on market terms in the purchase or sale of such Permitted Investments.

“Euroclear Operator” shall mean Euroclear Bank S.A./N.V., as operator of the Euroclear System, and its successor and assigns in such capacity.

“Euroclear Participants” shall mean the participants of the Euroclear System, for which the Euroclear System holds securities.

“Event of Default” shall have the meaning specified in Section 5.02.

“Excess Allocation Series” shall mean a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive certain excess Collections of Finance Charge Receivables, as more specifically set forth in such Indenture Supplement.

“Excess Finance Charge Collections” shall mean, with respect to any Distribution Date, the aggregate amount, for all outstanding Series, of Collections of Available Series 2004-1 Finance Charge Collections with respect to the Series in a Group which the related Indenture Supplements specify are to be treated as, or constitute a portion of, “Excess Finance Charge Collections” for such Distribution Date.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FDIC” shall mean the Federal Deposit Insurance Corporation or any successor.

“Finance Charge Shortfalls” shall mean, with respect to any Distribution Date, the aggregate amount for all outstanding Series in a Group which the related Indenture Supplements specify are “Finance Charge Shortfalls” for such Series for such Distribution Date.

“Foreign Clearing Agency” shall mean Clearstream, Luxembourg and the Euroclear Operator and their successors and assigns.

“Funding Period” shall have the meaning given to such term in the Series 2004-1 Supplement.

“Funding Period Termination Date” shall have the meaning given to such term in the Series 2004-1 Supplement.

“Grant” shall mean to grant, bargain, sell, warrant, alienate, remise, demise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Eligible Investments, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the

Eligible Investments, and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring any suit in equity, action at law or other judicial or administrative proceeding in the name of the granting party or otherwise, and generally to do and receive anything that the granting party may be entitled to do or receive thereunder or with respect thereto.

“Group” shall mean, with respect to any Series, the group of Series, if any, in which the related Indenture Supplement specifies such Series to be included.

“Independent Certificate” shall mean a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in the Indenture and that the signer is Independent within the meaning thereof.

“Indenture” shall mean this Second Amended and Restated Master Indenture, dated as of June 14, 2016, among the Issuer, the Servicer and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, including, with respect to any Series or Class, the related Indenture Supplement.

“Indenture Supplement” shall mean, with respect to any Series, a supplement to this Indenture or a previous supplement to the Original Indenture or the Existing Indenture, as applicable, executed and delivered in connection with the original issuance of the Notes of such Series under Section 2.10, including all amendments thereof and supplements thereto.

“Indenture Trustee” shall mean U.S. Bank National Association in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under this Indenture.

“Independent” shall mean, when used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Initial Issuance Date” shall mean the Closing Date of the first Series of Notes issued to the Holders.

“Insolvency Event” with respect to any Person, shall occur if such Person (i) shall become insolvent or unable to pay its debts as they become due; (ii) shall make a general assignment, arrangement or composition with or for the benefit of its creditors; (iii) shall institute or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding up or liquidation, including, without limitation, a proceeding under the Federal Deposit Insurance Act, 12 U.S.C. Section 1811 et seq. or other applicable federal or state law, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding up or liquidation or the conservatorship or receivership of such Person by the Federal Deposit Insurance Corporation or other applicable federal or state authority or (B) is not dismissed, discharged, stayed or restrained in each case within 90 days of the institution or presentation thereof; (iv) shall have a resolution passed for its winding up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (v) shall seek or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its property; (vi) shall have a secured party take possession of all or substantially all its property or have a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its property and such secured party shall maintain possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (vii) shall cause or become subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (i) to (vi) (inclusive); or (viii) shall take any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any of the foregoing acts.

“Interest Rate” shall mean, as of any particular date of determination and with respect to any Series or Class, the interest rate or rates (or formula for determining the same) as of such date specified therefor in the related Indenture Supplement.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended from time to time.

“Issuer” shall mean Cabela’s Credit Card Master Note Trust, a Delaware statutory trust.

“Issuer Order” shall mean a written order or request signed in the name of the Issuer, by an Authorized Officer, and delivered to the Indenture Trustee.

“Master Trust” shall mean Cabela’s Master Credit Card Trust, established pursuant to the Pooling and Servicing Agreement.

“Master Trust Tax Opinion” shall have the meaning given to the term “Tax Opinion” in the Pooling and Servicing Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc. or its successor.

“Monthly Period” shall mean, with respect to each Distribution Date, unless otherwise provided in an Indenture Supplement, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month; provided, however, that the initial Monthly Period with respect to any Series will commence on the Closing Date with respect to such Series.

“Monthly Servicer’s Statement” shall mean a monthly statement prepared by the Servicer and delivered pursuant to the related Indenture Supplement with respect to each Series of Notes.

“New Issuance” shall mean a new Series of Notes issued by the Issuer pursuant to the principal terms of the related Indenture Supplement.

“Noteholder” or “Holder” shall mean the Person in whose name a Note is registered in the Note Register, or such other Person deemed to be a “Noteholder” or “Holder” in any related Indenture Supplement.

“Note Register” shall mean the register maintained pursuant to Section 2.05(a) in which the Notes are registered.

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notes” shall mean all Series of Notes issued by the Issuer pursuant to this Indenture, the Existing Indenture or the Original Indenture and the applicable Indenture Supplement.

“Notice of Default” shall have the meaning specified in Section 5.02(c).

“Officer’s Certificate” shall mean, unless otherwise specified in this Indenture, a certificate delivered to the Indenture Trustee signed by any Authorized Officer of the Issuer or Transferor, or the Servicer, as applicable, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01.

“Opinion of Counsel” shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Indenture Trustee: provided, however, that any Tax Opinion or other opinion relating to federal income tax matters shall be an opinion of nationally recognized tax counsel.

“Outstanding” shall mean, as of the date of determination, all Notes previously authenticated and delivered under this Indenture, the Existing Indenture or the Original Indenture, as applicable, except:

(a) Notes previously cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation; and

(b) Notes for whose payment or redemption money in the necessary amount has been previously deposited with the Indenture Trustee or any Paying Agent for the Holders of such Notes; provided, that if such Notes are to be redeemed, any required notice of such redemption pursuant to this Indenture, the Existing Indenture or the Original Indenture, as applicable, or provision for such notice satisfactory to the Indenture Trustee has been made; and

(c) Notes that have been paid under Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered under this Indenture, the Existing Indenture or the Original Indenture, as applicable, other than any Notes for which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Notes are held by a “protected purchaser”;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, the Existing Indenture or the Original Indenture, as applicable, Notes owned by the Issuer, any other obligor upon the Notes, the Transferor, or any Affiliate of any of those Persons shall be disregarded and considered not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee has actual knowledge of being so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee’s right so to act for such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Transferor, the Servicer or an Affiliate of any of those Persons. In making any such determination, the Indenture Trustee may rely on the representations of the pledgee and shall not be required to undertake any independent investigation.

“Outstanding Amount” shall mean the aggregate principal amount of all Notes Outstanding, or of all Notes Outstanding of a Series or Class, as applicable, at the date of determination.

“Owner Trustee” shall mean Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely in its capacity as owner trustee under the Trust Agreement, its successors in interest and any successor owner trustee under the Trust Agreement.

“Paying Agent” shall mean any paying agent appointed pursuant to Section 2.08 and shall initially be the Indenture Trustee; provided that if the Indenture Supplement for a Series so provides, a separate or additional Paying Agent(s) may be appointed with respect to such Series.

“Payment Date” shall have the meaning specified for each Series in its Indenture Supplement.

“Pay Out Event” shall have the meaning specified in the Pooling and Servicing Agreement with respect to the Series 2004-1 Supplement.

“Permitted Assignee” shall mean any Person who, if it were to purchase the Trust Estate (or interests therein) in connection with a sale under Sections 5.05 and 5.18, would not cause the Issuer or the Master Trust to be taxable as a publicly traded partnership for federal income tax purposes.

“Person” shall mean any legal person, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

“Pooling and Servicing Agreement” shall mean the Third Amended and Restated Pooling and Servicing Agreement, dated as of June 14, 2016, among WFB Funding, LLC, as transferor, World’s Foremost Bank, as servicer, and U.S. Bank National Association, as trustee, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Pre-Funded Amount” shall have the meaning given to such term in the Series 2004-1 Supplement.

“Pre-Funded Series” shall mean a Series, pursuant to the Indenture Supplement therefor, issued in conjunction with a new Funding Period in accordance with Section 4.09(e) of the Pooling and Servicing Agreement as supplemented by the Series 2004-1 Certificate Supplement.

“Pre-Funding Account” shall have the meaning given to such term in the Series 2004-1 Supplement.

“Pre-Funding Proceeds” shall mean the Pre-Funded Amount remaining in the Pre-Funding Account at the end of a Funding Period.

“Principal Allocation Amount” shall mean, as of any date of determination, during any Monthly Period for any Class or Series of Notes, an amount equal to the sum of (a) for any Notes within such Class or Series of Notes in an Accumulation Period or an Early Redemption Period, the Allocation Amount for such Notes as of the close of business on the last day of the Revolving Period for such Notes and (b) for all other Classes or Series of Notes, an amount equal to the Allocation Amount of such Class or Series, as applicable, as of such date of determination.

“Principal Excesses” shall mean, for any Distribution Date, an amount equal to the excess, if any, of Shared Principal Collections over Principal Shortfalls for such Series for such Distribution Date.

“Principal Sharing Series” shall mean a Series that, pursuant to the Indenture Supplement therefor, is entitled to receive Shared Principal Collections.

“Principal Shortfalls” shall mean, for any Distribution Date, the aggregate amount for all outstanding Series in a Group which the related Indenture Supplements specify are to be treated as “Principal Shortfalls” for such Distribution Date.

“Principal Terms” shall mean, with respect to any Series, (a) the name or designation; (b) the initial principal amount (or method for calculating such amount) and the Allocation Amount; (c) the Interest Rate (or method for the determination thereof) for each Class of Notes of such Series; (d) the Payment Date or Payment Dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Noteholders; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) if applicable, the Series Enhancer and terms of any form of Series Enhancements; (h) the terms on which the Notes of such Series may be exchanged for Notes of another Series, purchased by the Transferor or the Issuer or remarketed to other investors; (i) any optional or mandatory Redemption Date or Redemption Dates and the Stated Maturity Date; (j) the number of Classes of Notes of such Series and, if more than one Class, the rights and priorities of each such Class; (k) the extent to which the Notes of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global note or notes, the terms and conditions, if any, upon which such global note may be exchanged, in whole or in part, for Definitive Notes, and the manner in which any interest payable on a temporary or global note will be paid); (l) the priority of such Series with respect to any other Series; (m) whether such Series will be an Excess Allocation Series; (n) whether such Series will be a Pre-Funded Series; (o) whether such Series will be a Principal Sharing Series; (p) whether such Series will be part of a Group; and (q) any other terms of such Series.

“Proceeding” shall mean any suit in equity, action at law or other judicial or administrative proceeding.

“Rating Agency” shall mean, with respect to any Outstanding Series or Class of Notes which has been rated, each rating agency, as specified in the applicable Indenture Supplement, selected by the Transferor to rate the Notes of such Outstanding Series or Class.

“Rating Agency Condition” shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of the Notes of any outstanding Series or Class with respect to which it is a Rating Agency; provided, however, that if such Series or Class of Notes has not been rated, the Rating Agency Condition with respect to any such action shall either be defined in the related Indenture Supplement or shall not apply.

“Receivables” shall have the meaning specified in the Pooling and Servicing Agreement.

“Record Date” shall mean, with respect to any Distribution Date, the last day of the calendar month immediately preceding such Distribution Date, unless otherwise specified for a Series in the related Indenture Supplement.

“Redemption Date” shall mean, with respect to any Series, the date or dates, if any, specified in the Indenture Supplement for such Series.

“Redemption Period” shall have the meaning, with respect to any Series or Class within a Series, specified in the related Indenture Supplement.

“Registered Noteholder” shall mean the Holder of a Registered Note.

“Registered Notes” shall have the meaning specified in Section 2.01.

“Regulation AB” shall mean Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (including Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Responsible Officer” shall mean any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this Agreement.

“Sarbanes Certification” has the meaning specified in Section 12.04(c).

“Secured Obligations” shall have the meaning set forth in the Granting Clauses hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securitization Transaction” shall mean any issuance of new Notes of any Series or Class pursuant to Section 2.10, whether publicly offered or privately placed, rated or unrated.

“Series” shall mean any series of Notes issued pursuant to this Indenture or previously issued pursuant to the Existing Indenture or the Original Indenture.

“Series 2004-1 Shared Excess Finance Charge Collections” shall have the meaning given to the term “Shared Excess Finance Charge Collections” in the Series 2004-1 Supplement.

“Series 2004-1 Shared Principal Collections” shall have the meaning given to the term “Shared Principal Collections” in the Series 2004-1 Supplement.

“Series 2004-1 Supplement” shall mean the Series 2004-1 Supplement to the Pooling and Servicing Agreement relating to the Collateral Certificate, which by its terms is identified as being the Series 2004-1 Supplement referred to herein, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Series Account” shall mean any deposit, trust, escrow or similar account maintained for the benefit of the Noteholders of any Series or Class or any Series Enhancer, as specified in any Indenture Supplement.

“Series Allocation Percentage” shall have the meaning, with respect to any Series, specified in the related Indenture Supplement.

“Series Enhancement” shall mean the rights and benefits provided to the Issuer or the Noteholders of any Series or Class pursuant to any insurance agreement, letter of credit, surety bond, cash collateral account, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, cross currency swap agreement or other derivative agreement or other similar arrangement. Series Enhancement will also refer to any agreements, instruments or documents governing the terms of the enhancements mentioned in the previous sentence or under which they are issued, where the context makes sense. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

“Series Enhancer” shall mean the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Indenture Supplement for such Series) the Noteholders of any Series or Class which is subordinated to another Series or Class.

“Series Issuance Date” shall mean, with respect to any Series, the date on which the Notes of such Series are to be originally issued in accordance with Section 2.10 and the related Indenture Supplement.

“Servicer” shall mean World’s Foremost Bank and its successors and permitted assigns in such capacity under the Pooling and Servicing Agreement and this Indenture.

“Servicing Criteria” shall mean the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Shared Principal Collections” shall mean, for any Distribution Date, the aggregate amount for all outstanding Series in a Group of Collections of Available Series 2004-1 Principal Collections which the related Indenture Supplements specify are to be treated as “Shared Principal Collections” for such Distribution Date.

“Standard & Poor’s” shall mean Standard & Poor’s Ratings Services, or its successor.

“Stated Maturity Date” shall mean, for any Series or Class of Notes or any installment of principal for such Series or Class, the date specified in the Indenture Supplement for such Series or Class as the fixed date on which the principal of such Series or Class or such installment of principal is required to be paid; provided that a date on which principal is scheduled or expected to be paid, but is not required to be paid, is not a Stated Maturity Date.

“Tax Opinion” shall mean, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Notes of any outstanding Series or Class that was characterized as debt at the time of its issuance, (b) such action will not cause the Issuer or the Master Trust to be deemed to be an association (or publicly traded partnership) taxable as a corporation, and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Noteholder.

“TIA” means the Trust Indenture Act of 1939, as amended from time to time.

“Transaction Documents” shall mean, for any Series of Notes, the Certificate of Trust, the Trust Agreement, the Pooling and Servicing Agreement, the Series 2004-1 Supplement, this Indenture, any Indenture Supplement, the Transfer and Administration Agreement and such other documents and certificates delivered in connection therewith.

“Transfer and Administration Agreement” shall mean the Transfer and Administration Agreement, dated as of April 14, 2004, among the Issuer, the Transferor and the Administrator, as the same may be amended or otherwise modified from time to time in accordance with its terms.

“Transfer Date” shall mean the Business Day immediately preceding each Distribution Date.

“Transferor” shall mean WFB Funding, LLC and its successors and permitted assigns.

“Trust Agreement” shall mean the Trust Agreement relating to the Issuer, dated as of April 13, 2004, between the Transferor and the Owner Trustee as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Trust Estate” shall have the meaning set forth in the Granting Clause hereof.

“UCC” shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

“Verified Beneficial Owner”shall mean an investor in Notes represented by a Book-Entry Note who has established to the Indenture Trustee that such investor is a beneficial owner by providing to the Indenture Trustee both a written certification from the investor that it is an investor and one other form of documentation, such as a trade confirmation, an account statement, a letter from the investor’s broker or dealer, or another similar document.

“Weighted Average Allocation Amount” shall mean, with respect to any Monthly Period for any Series of Notes, the sum of the Allocation Amount for such Series as of the close of business on each day during such Monthly Period divided by the actual number of days in such Monthly Period.

“WFB” shall mean World’s Foremost Bank and its successors in interest and permitted assigns.

Section 1.02. Other Definitional Provisions.

(a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the Trust Agreement, the Transfer and Administration Agreement or the related Indenture Supplement, as applicable.

(b) All terms defined in this Indenture shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c) As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Indenture. To the extent the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Indenture or in any such certificate or other document shall control.

(d) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any Outstanding Series.

(e) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(f) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Indenture, shall refer to this Indenture as a whole and not to any particular provision or subdivision of this Indenture; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Indenture unless otherwise specified; and the term “including” means “including, without limitation.”

ARTICLE II

THE NOTES

Section 2.01. Form Generally. The Notes of any Series or Class shall be issued in fully registered form without interest coupons (the “Registered Notes”). Such Registered Notes shall be substantially in the form of the exhibits with respect thereto attached to the applicable Indenture Supplement with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, the Existing Indenture, the Original Indenture or such Indenture Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Notes shall be typewritten, word-processed, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. If specified in any Indenture Supplement, the Notes of any Series or Class shall be issued upon initial issuance as one or more notes evidencing the aggregate original principal amount of such Series or Class as described in Section 2.10.

Section 2.02. Denominations. Except as otherwise specified in the related Indenture Supplement and the Notes, each class of Notes of each Series shall be issued in fully registered form in minimum amounts of U.S. $250,000 and in integral multiples of U.S. $1,000 in excess thereof (except that one Note of each Class may be issued in a different amount, so long as such amount exceeds the applicable minimum denomination for such Class).

Section 2.03. Execution, Authentication and Delivery. Each Note shall be executed by manual or facsimile signature on behalf of the Issuer by an Authorized Officer.

Notes bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Issuer shall not be rendered invalid, notwithstanding the fact that such individual ceased to be so authorized prior to the authentication and delivery of such Notes or does not hold such office at the date of issuance such Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication and delivery, and the Indenture Trustee shall authenticate and deliver such Notes as provided in this Indenture or the related Indenture Supplement and not otherwise.

No Note shall be entitled to any benefit under this Indenture or the applicable Indenture Supplement or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein or in the related Indenture Supplement executed by or on behalf of the Indenture Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.04. Authenticating Agent.

(a) The Indenture Trustee may appoint one or more authenticating agents with respect to the Notes which shall be authorized to act on behalf of the Indenture Trustee in authenticating the Notes in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Notes. Whenever reference is made in this Indenture to the authentication of Notes by the Indenture Trustee or the Indenture Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Indenture Trustee by an authenticating agent and a certificate of authentication executed on behalf of the Indenture Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Issuer.

(b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Indenture Trustee or such authenticating agent.

(c) An authenticating agent may at any time resign by giving notice of resignation to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Issuer and the Servicer. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Indenture Trustee or the Issuer, the Indenture Trustee may promptly appoint a successor authenticating agent. Any successor authenticating agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Issuer.

(d) The Issuer agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section 2.04.

(e) The provisions of Sections 6.01 and 6.04 shall be applicable to any authenticating agent.

(f) Pursuant to an appointment made under this Section 2.04, the Notes may have endorsed thereon, in lieu of or in addition to the Indenture Trustee’s certificate of authentication, an alternative certificate of authentication in substantially the following form:

“This is one of the Notes described in the within-mentioned Indenture.

,
as Authenticating Agent for the Indenture Trustee

By
Name
Authorized Signatory”

Section 2.05. Registration of Transfer and Exchange of Notes.

(a) The Issuer shall cause to be kept at the Corporate Trust Office, a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the registration of Notes and the registration of transfers of Notes shall be provided. A note registrar (which may be the Indenture Trustee or the Owner Trustee) (in such capacity, the “Note Registrar”) shall provide for the registration of Registered Notes and transfers and exchanges of Registered Notes as herein provided. The Note Registrar shall initially be the Indenture Trustee and any co-note registrar chosen by the Issuer and acceptable to the Indenture Trustee. Any reference in this Indenture to the Note Registrar shall include any co-note registrar unless the context requires otherwise.

The Indenture Trustee may revoke such appointment and remove any Note Registrar if the Indenture Trustee determines in its sole discretion that such Note Registrar failed to perform its obligations under this Indenture in any material respect. Any Note Registrar shall be permitted to resign as Note Registrar upon 30 days’ notice to the Issuer and the Indenture Trustee; provided, however, that such resignation shall not be effective, and such Note Registrar shall continue to perform its duties as Note Registrar until the Indenture Trustee has appointed a successor Note Registrar (which may be the Indenture Trustee) reasonably acceptable to the Issuer.

Upon surrender for registration of transfer or exchange of any Registered Note at any office or agency of the Note Registrar maintained for such purpose, one or more new Registered Notes (of the same Series and Class) in authorized denominations of like tenor and aggregate principal amount shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

At the option of a Registered Noteholder, subject to the provisions of this Section 2.05, Registered Notes (of the same Series and Class) may be exchanged for other Registered Notes of authorized denominations of like tenor and aggregate principal amount, upon surrender of the Registered Notes to be exchanged at any such office or agency.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

The preceding provisions of this Section 2.05(a) notwithstanding, the Indenture Trustee or the Note Registrar, as the case may be, shall not be required to register the transfer of or exchange any Note for a period of 15 days preceding the due date for any payment with respect to the Note.

Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, the Notes which the Noteholder making the exchange is entitled to receive. Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form reasonably satisfactory to the Indenture Trustee or the Note Registrar duly executed by the Noteholder or the attorney-in-fact thereof duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

All Notes surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of pursuant to Section 2.09.

The Issuer shall execute and deliver to the Indenture Trustee Registered Notes in such amounts and at such times as are necessary to enable the Indenture Trustee to fulfill its responsibilities under this Indenture, the Existing Indenture or the Original Indenture, as applicable, and the Notes.

The transfer and exchange of any Note shall be subject to such additional restrictions (if any) as may be set forth in the related Indenture Supplement.

(b) The Note Registrar will maintain at its expense in St. Paul, Minnesota, an office or agency where Notes may be surrendered for registration of transfer or exchange.

Section 2.06. Mutilated, Destroyed, Lost or Stolen Notes. If (a) any mutilated Note is surrendered to the Note Registrar, or the Note Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (b) in case of destruction, loss or theft, there is delivered to the Note Registrar such security or indemnity as may be required by it to hold the Issuer, the Note Registrar and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser,” the Issuer shall execute, and the Indenture Trustee shall authenticate and the Note Registrar shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of like tenor and aggregate principal amount, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become, or within seven days shall be, due and payable, or shall have been selected or called for redemption, instead of issuing a replacement Note, the Issuer may pay such Note without surrender thereof, except that any mutilated Note shall be surrendered. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

In connection with the issuance of any replacement Note under this Section 2.06, the Issuer or the Note Registrar may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

Any replacement Note issued pursuant to this Section 2.06 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute complete and indefeasible evidence of a debt of the Issuer, as if originally issued, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07. Persons Deemed Owners. The Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer and any agent of any of them may, prior to due presentation of a Registered Note for registration of transfer, treat the Person in whose name any Registered Note is registered as the owner of such Registered Note for the purpose of receiving distributions pursuant to the terms of the applicable Indenture Supplement and for all other purposes whatsoever, and neither the Indenture Trustee, the Paying Agent, the Note Registrar, the Transferor, the Issuer nor any agent of any of them shall be affected by any notice to the contrary.

Section 2.08. Appointment of Paying Agent. The Paying Agent shall make distributions to Noteholders from the Collection Account or applicable Series Account pursuant to the provisions of the applicable Indenture Supplement and shall report the amounts of such distributions to the Issuer. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or applicable Series Account for the purpose of making the distributions referred to above. The Issuer may revoke such power and remove the Paying Agent if the Issuer determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Indenture in any material respect. The Issuer reserves the right at any time to vary or terminate the appointment of a Paying Agent for the Notes, and to appoint additional or other Paying Agents, provided that it will at all times maintain the Indenture Trustee as a Paying Agent. In the event any Paying Agent shall resign, the Issuer shall appoint a successor to act as Paying Agent. The Issuer shall cause each successor or additional Paying Agent to execute and deliver to the Issuer and the Indenture Trustee an instrument as described in Section 3.03. Any reference in this Indenture to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 2.09. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any lawful manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be destroyed unless the Issuer shall direct by a timely order that they be returned to the Issuer.

Section 2.10. New Issuances.

(a) Pursuant to one or more Indenture Supplements, the Issuer may from time to time direct the Indenture Trustee, on behalf of the Issuer, to issue one or more new Series of Notes (a “New Issuance”). The Notes of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Indenture without preference, priority or distinction on account of the actual time of the authentication and delivery or Stated Maturity Date, all in accordance with the terms and provisions of this Indenture and the applicable Indenture Supplement except, with respect to any Series or Class, as provided in the related Indenture Supplement. The total principal amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver an Indenture Supplement which will specify the Principal Terms of such new Series. The terms of such Indenture Supplement may modify or amend the terms of this Indenture solely as applied to such new Series. The Indenture Trustee shall execute the Indenture Supplement, and the Issuer shall execute the Notes of such Series and deliver the Notes to the Indenture Trustee for authentication and delivery. The issuance of any such Notes of any new Series (other than any Series issued pursuant to an Indenture Supplement dated as of the date hereof) shall be subject to the satisfaction of the following conditions:

(i) on or before the fifth Business Day immediately preceding the Series Issuance Date, the Issuer shall have given notice to the Indenture Trustee, the Servicer and each Rating Agency, if any, that has rated any Series or Class (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date;

(ii) the Issuer shall have delivered to the Indenture Trustee the related Indenture Supplement, in a form reasonably satisfactory to the Indenture Trustee, executed by each party hereto (other than the Indenture Trustee) and specifying the relevant Principal Terms;

(iii) the Issuer shall have delivered to the Indenture Trustee any related Series Enhancement executed by each of the parties thereto, other than the Indenture Trustee;

(iv) the Rating Agency Condition, if applicable, shall have been satisfied with respect to such issuance;

(v) such issuance will not result in the occurrence of a Default, an Adverse Effect or an Early Redemption Event for any Series, and the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate of the Issuer, dated the Series Issuance Date for such Series, to the effect that (A) the Issuer reasonably believes such issuance will not, based on the facts known to the Person executing such Officer’s Certificate, have an Adverse Effect or result in the occurrence of a Default or Early Redemption Event for any Series then Outstanding and (B) all conditions precedent to such execution, authentication and delivery have been satisfied;

(vi) the Issuer shall have delivered to the Indenture Trustee and the Owner Trustee (with a copy to each Rating Agency, as applicable), a Tax Opinion and Master Trust Tax Opinion dated the Series Issuance Date addressing the New Issuance;

(vii) such issuance shall satisfy all additional conditions to the issuance of an additional Series of Notes set forth in the Indenture Supplement for any Outstanding Series of Notes; and

(viii) after giving effect to such issuance, the Transferor would not be required to add Additional Accounts (as defined in the Pooling and Servicing Agreement) pursuant to Section 2.06(a) of the Pooling and Servicing Agreement and the Transferor Interest (as defined in the Pooling and Servicing Agreement) would be at least equal to the Minimum Transferor Interest (as defined in the Pooling and Servicing Agreement).

(c) The Issuer agrees to provide notice of new issuances of Series or Classes of Notes as may be required by and in accordance with Item 1121(a)(14) of Regulation AB.

Section 2.11. Book-Entry Notes. Unless otherwise specified in any related Indenture Supplement for any Series or Class, the Notes, upon original issuance, shall be issued in the form of one or more Notes representing the Book-Entry Notes, to be delivered to the Clearing Agency or Foreign Clearing Agency on behalf of the Issuer. The Notes shall initially be registered on the Note Register in the name of the Clearing Agency or Foreign Clearing Agency or its nominee, and no beneficial owner will receive a definitive note representing such beneficial owner’s interest in the Notes, except as provided in Section 2.13. Unless and until definitive, fully registered Notes (“Definitive Notes”) have been issued to the applicable beneficial owners pursuant to Section 2.13 or as otherwise specified in any such Indenture Supplement:

(a) the provisions of this Section 2.11 shall be in full force and effect with respect to each such Series;

(b) the Issuer, the Transferor and the Indenture Trustee shall be entitled to deal with the Clearing Agency or Foreign Clearing Agency and the Clearing Agency Participants for all purposes of this Indenture (including the meaning of distributions) as the authorized representatives of the beneficial owners;

(c) to the extent the provisions of this Section 2.11 conflict with any other provisions of this Indenture, the provisions of this Section 2.11 shall control with respect to each such Series; and

(d) the rights of the respective beneficial owners of each such Series shall be exercised only through the Clearing Agency or Foreign Clearing Agency and the applicable Clearing Agency Participants and shall be limited to those established by law and agreements between such beneficial owners and the Clearing Agency or Foreign Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes of such Series are issued pursuant to Section 2.13, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Notes to such Clearing Agency Participants.

For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the aggregate unpaid principal amount of Notes, such direction or consent may be given by beneficial owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Notes evidencing the requisite percentage of principal amount of Notes.

Section 2.12. Notices to Clearing Agency or Foreign Clearing Agency. Whenever a notice or other communication is required to be given to the Noteholders of any Series or Class with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes shall have been issued to the related beneficial owners pursuant to Section 2.13, the Indenture Trustee shall give all such notices and communications to the Clearing Agency or Foreign Clearing Agency, as applicable.

Section 2.13. Definitive Notes. If Book-Entry Notes have been issued with respect to any Series or Class and (a)(i) the Issuer advises the Indenture Trustee that the Clearing Agency or Foreign Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to such Series or Class and (ii) the Issuer is unable to locate and reach an agreement on satisfactory terms with a qualified successor, (b) the Issuer, at its option, advises the Indenture

Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or Foreign Clearing Agency with respect to such Series or Class or (c) after the occurrence of an Event of Default, beneficial owners of such Series or Class representing not less than 50% of the principal amount of the Book-Entry Notes of such Series or Class advise the Indenture Trustee and the applicable Clearing Agency or Foreign Clearing Agency in writing through the applicable Clearing Agency Participants that the continuation of a book-entry system with respect to the Notes of such Series or Class is no longer in the best interests of the beneficial owners of such Series or Class, then the Indenture Trustee shall notify all beneficial owners of such Series or Class, through the Clearing Agency or Foreign Clearing Agency, as applicable, of the occurrence of such event and of the availability of Definitive Notes to beneficial owners of such Series or Class requesting the same. Upon surrender to the Indenture Trustee of any such Notes by the Clearing Agency, accompanied by registration instructions from the applicable Clearing Agency for registration, the Issuer shall execute and the Indenture Trustee shall authenticate Definitive Notes of such Class and shall recognize the registered holders of such Definitive Notes as Noteholders under this Indenture. Neither the Issuer nor the Indenture Trustee shall be liable for any delay in delivery of such instructions, and the Issuer and the Indenture Trustee may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes of such Series, all references herein to obligations imposed upon or to be performed by the applicable Clearing Agency or Foreign Clearing Agency shall be deemed to be imposed upon and performed by the Indenture Trustee, to the extent applicable with respect to such Definitive Notes, and the Indenture Trustee shall recognize the registered Holders of such Definitive Notes of such Series or Class as Noteholders of such Series or Class hereunder. Definitive Notes will be transferable and exchangeable at the offices of the Note Registrar.

Section 2.14. Record Date for Voting. The record date for purposes of determining the identity of Noteholders entitled to vote or consent to any action pursuant to the Indenture or any Indenture Supplement shall be as specified in TIA § 316(c).

ARTICLE III

REPRESENTATIONS AND COVENANTS OF ISSUER

Section 3.01. Payment of Principal and Interest.

(a) The Issuer will duly and punctually pay principal (and premium, if any) and in accordance with the terms of the Notes as specified in the relevant Indenture Supplement.

(b) The Noteholders of a Series as of the Record Date in respect of a Payment Date shall be entitled to the interest (if any) accrued and payable and principal (and premium, if any) payable on such Payment Date as specified in the related Indenture Supplement. All payment obligations under a Note are discharged to the extent such payments are made to the Noteholder of record, subject to the deduction or withholding of any applicable taxes, charges or other levies.

Section 3.02. Maintenance of Office or Agency. The Issuer will maintain an office or agency within St. Paul, Minnesota, where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee located at its Corporate Trust Office to serve as its agent for the foregoing purposes. The Issuer will give prompt notice to the Indenture Trustee, the Transferor, the Servicer and the Noteholders of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands.

Section 3.03. Money for Note Payments To Be Held in Trust. As specified in Section 8.02 and in the related Indenture Supplement, all payments of amounts due and payable on the Notes which are to be made from amounts withdrawn from the Collection Account or any Series Account shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Collection Account or any Series Account shall be paid over to or at the direction of the Issuer except as provided in this Indenture or in the related Indenture Supplement.

Whenever the Issuer shall have a Paying Agent in addition to the Indenture Trustee, it will, on or before the Business Day next preceding each Payment Date, direct in writing the Indenture Trustee to deposit with such Paying Agent on or before such Payment Date an aggregate sum sufficient to pay the amounts then becoming due, such sum to be (i) held in trust for the benefit of Persons entitled thereto and (ii) invested, pursuant to an Issuer Order or at the written direction of the Servicer, as applicable, by the Paying Agent in a specific Eligible Investment in accordance with the terms of this Indenture and the related Indenture Supplement. For all investments made by a Paying Agent under this Section 3.03, such Paying Agent shall be entitled to all of the rights and obligations of the Indenture Trustee under this Indenture and the related Indenture Supplement, such rights and obligations being incorporated in this paragraph by this reference.

The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Issuer and the Indenture Trustee an instrument in which such Paying Agent shall agree with the Issuer (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, and after such notice required with respect to Notes not surrendered for cancellation pursuant to Section 10.02(b) is given, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust, and the Indenture Trustee or such Paying Agent, as the case may be, shall give prompt notice of such occurrence to the Issuer and shall release such money to the Issuer on Issuer Order; the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer (and then only to the extent of the amounts so paid to the Issuer) for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the direction of the Issuer cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The cost of any such notice or publication shall be paid out of funds in the Collection Account or any Series Account held for the benefit of the Noteholders. The Indenture Trustee shall also adopt and employ, at the expense of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Trust Estate and each other related instrument or agreement included in the Trust Estate.

Section 3.05. Protection of Trust. The Issuer will from time to time take all actions necessary, including, without limitation, preparing, or causing to be prepared, executing and delivering all such supplements and amendments hereto and all such financing statements, amendments to financing statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

(a) Grant more effectively all or any portion of the Trust Estate as security for the Notes;

(b) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or to carry out more effectively the purposes hereof;

(c) perfect, publish notice of, or protect the validity of any Grant made or to be made by this Indenture; or

(d) preserve and defend title to the Trust Estate and the rights therein of the Indenture Trustee and the Noteholders and Series Enhancers (if any) secured thereby against the claims of all Persons and parties.

The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required pursuant to this Section 3.05.

The Issuer shall pay or cause to be paid any taxes levied on all or any part of the Trust Estate securing the Notes.

Section 3.06. Opinions as to Trust Estate.

(a) On each Series Issuance Date, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel (with a copy to each Rating Agency, as applicable) either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of this Indenture, including, without limitation, with respect to the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the filing of any financing statements and amendments to financing statements, as are so necessary and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such lien and security interest.

(b) On or before September 30 in each calendar year, beginning in 2004, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken to perfect the lien and security interest of this Indenture, including, without limitation, with respect to the recording, filing, rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the filing of any financing statements and amendments to financing statements as is so necessary and reciting the details of such action or stating that, in the opinion of such counsel, no such action is necessary to maintain the perfection of such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing rerecording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the filing of any financing statements and amendments to financing statements that will, in the opinion of such counsel, be required to maintain the perfection of the lien and security interest of this Indenture until September 30 in the following calendar year.

Section 3.07. Performance of Obligations.

(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Trust Estate or that would result in the amendment, hypothecation, subordination, termination or discharge or impair the validity or effectiveness of any such instrument or agreement, except as expressly provided in this Indenture, the Transfer and Administration Agreement or such other instrument or agreement.

(b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

(c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Transaction Documents and in the instruments and agreements relating to the Trust Estate, including, but not limited to, filing or causing to be filed all UCC financing statements and amendments to financing statements required to be filed by the terms of this Indenture and the Transfer and Administration Agreement in accordance with and within the time periods provided for herein and therein.

(d) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee and satisfaction of the Rating Agency Condition, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Transaction Document (except to the extent otherwise provided in the Transaction Documents), or waive timely performance or observance by an Originator, the Transferor or the Servicer under the Pooling and Servicing Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders, or (B) reduce the percentage of the Holders of the principal amount of Outstanding Notes that, by the terms of the Transaction Documents, is required to consent to any such amendment, without the consent of the Holders of all the Notes. If any such amendment, modification, supplement or waiver shall be so consented to by the Indenture Trustee and such Noteholders, the Issuer agrees, promptly following a request by the Indenture Trustee to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee may deem necessary or appropriate in the circumstances.

Section 3.08. Negative Covenants. So long as any Notes are outstanding, the Issuer shall not:

(a) sell, transfer, exchange, pledge or otherwise dispose of any part of the Trust Estate except as expressly permitted by the Indenture or the Transfer and Administration Agreement;

(b) claim any credit on, or make any deduction from, the principal and interest payable in respect of the Notes (other than amounts properly withheld from payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of any taxes levied or assessed upon any part of the Trust Estate;

(c) incur, assume or guarantee any direct or contingent indebtedness other than as contemplated by the Transaction Documents;

(d) (i) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (ii) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof or (iii) permit the lien of this Indenture not to constitute a valid first priority security interest in the Trust Estate (other than with respect to a tax, mechanics’ or similar liens); or

(e) voluntarily dissolve or liquidate in whole or in part.

Section 3.09. Statements as to Compliance. The Issuer will deliver to the Indenture Trustee and each Rating Agency, within 120 days after the end of each fiscal year of the Issuer (commencing within 120 days after the end of the fiscal year 2004), an Officer’s Certificate of the Issuer stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(a) a review of the activities of the Issuer during the immediately preceding calendar year (or in the case of the calendar year ending December 31, 2004, the period from the Initial Issuance Date to December 31, 2004) and of performance under this Indenture has been made under such Authorized Officer’s supervision; and

(b) to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

Section 3.10. Issuer’s Name, Location, Etc.

(a) The Issuer’s exact legal name is, and at all times has been, the name that appears for it on the signature page below.

(b) The Issuer has not used any trade or assumed names.

(c) The Issuer is, and at all times has been, a “registered organization” (within the meaning of Article 9 of the UCC), organized solely under the laws of the State of Delaware.

(d) The Issuer will not change its name or its type or jurisdiction of organization unless it has given the Indenture Trustee at least 30 days’ prior written notice of such change.

Section 3.11. Successor Substituted.

(a) The Issuer shall not consolidate or merge with or into any other Person, or convey or transfer its properties and assets substantially as an entirety to any other Person, unless the Issuer shall have received a Tax Opinion dated the date of such consolidation, merger or transfer (and shall have delivered copies thereof to the Indenture Trustee) and the Rating Agency Condition shall have been satisfied.

(b) Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Issuer substantially as an entirety in accordance herewith, the Person formed by or surviving such consolidation or merger (if other than the Issuer) or the Person to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

(c) In the event of any such conveyance or transfer, the Person named as the Issuer in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Section shall be released from its obligations under this Indenture as issued immediately upon the effectiveness of such conveyance or transfer, provided that the Issuer shall not be released from any obligations or liabilities to the Indenture Trustee or the Noteholders arising prior to such effectiveness.

Section 3.12. No Other Business. The Issuer shall not engage in any business other than the purpose and powers set forth in Section 2.03 of the Trust Agreement and all activities incidental thereto.

Section 3.13. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except as contemplated by the Transaction Documents and the Notes.

Section 3.14. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by the Trust Agreement, the Transfer and Administration Agreement or this Indenture or any Indenture Supplement, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

Section 3.15. Removal of Administrator. So long as any Notes are outstanding, the Issuer shall not remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal.

Section 3.16. Tax Treatment. Unless otherwise specified in the applicable Indenture Supplement with respect to a particular Series, the Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Notes will qualify as indebtedness and (ii) the Issuer shall not be treated as an association or publicly traded partnership taxable as a corporation. The Issuer, by entering into this Agreement, and each Noteholder by the acceptance of any such Note (and each beneficial owner of a Note, by its acceptance of an interest in the applicable Note), agree to treat such Notes for federal, state and local income and franchise tax purposes as indebtedness. Each Holder of such Note agrees that it will cause any Person acquiring an interest in such Note through it to comply with this Agreement as to treatment of indebtedness under applicable tax law, as described in this Section 3.16. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Issuer or any portion thereof would be treated as a corporation for federal income tax purposes and, except as required by Section 6.13 of this Indenture, shall not file tax returns or obtain any federal employer identification number for the Issuer, but shall treat the Issuer as a security device or disregarded entity for federal income tax purposes. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

Section 3.17. Notice of Events of Default. The Issuer agrees to give the Transferor, the Indenture Trustee and the Rating Agencies (with respect to any Series or Class of Notes, as applicable, rated by such Rating Agency) prompt notice of each Event of Default hereunder.

Section 3.18. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 3.19. Representations and Warranties With Respect to the Collateral Certificate. The Issuer makes the following representations and warranties as to the Collateral Certificate. Such representations and warranties speak as of the execution and delivery of the Original Indenture, the Existing Indenture and this Indenture, but shall survive the pledge of the Collateral Certificate to the Indenture Trustee pursuant to this Indenture.

(a) Title. The transfer and assignment herein contemplated constitute a grant of a perfected security interest in the Collateral Certificate from the Issuer to the Indenture Trustee. The Collateral Certificate has not been sold, transferred, assigned or pledged by the Issuer to any Person other than pursuant to this Indenture. Immediately prior to the transfer and assignment herein contemplated, the Issuer had good and marketable title to the Collateral Certificate free and clear of all liens and rights of others arising from claims against the Issuer, and, immediately upon the transfer thereof, the Indenture Trustee shall have a first priority perfected security interest therein; and the transfer will be perfected by the filing of appropriate financing statements. The Issuer has no knowledge of any current statutory or other nonconsensual liens to which the Collateral Certificate is subject.

(b) All Actions Taken. All actions necessary under the applicable UCC in any jurisdiction to be taken to give the Indenture Trustee a first priority perfected security interest in the Collateral Certificate (including, without limitation, UCC filings with the Delaware Secretary of State), in each case subject to any statutory or other nonconsensual liens with respect to the Collateral Certificate, have been taken, provided that the filing of all appropriate UCC financing statements may be made within 10 days of the date hereof pursuant to Section 12(l) of the Transfer and Administration Agreement.

(c) This Indenture continues to create a valid and continuing security interest in favor of the Indenture Trustee in the Collateral Certificate, which security interest is prior to all other liens, and is enforceable as such as against creditors of the purchasers from the Issuer.

(d) The Collateral Certificate constitutes either an “account,” a “general intangible,” an “instrument,” or a “certificated security,” each within the meaning of the UCC.

(e) At the time of the grant of a security interest in the Collateral Certificate to the Indenture Trustee pursuant to the Original Indenture, the Existing Indenture and this Indenture, the Issuer owned and had good and marketable title to the Collateral Certificate free and clear of any lien, claim or encumbrance of any Person arising from claims against the Issuer.

(f) The Issuer has caused or will have caused, within 10 days of the execution of the Original Indenture, the Existing Indenture and this Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral Certificate granted to the Indenture Trustee pursuant to this Indenture.

(g) Other than the interests transferred and assigned to the Indenture Trustee pursuant to the Original Indenture, the Existing Indenture and this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the

Collateral Certificate. The Issuer has not authorized the filing of and is not aware of any financing statements against the Issuer that include a description of the Collateral Certificate other than any financing statements relating to the security interest granted to the Indenture Trustee pursuant to the Original Indenture, the Existing Indenture and this Indenture or any financing statement that has been terminated. The Issuer is not aware of any judgment or tax lien filings against it.

(h) Prior to the transfer of the Collateral Certificate to the Indenture Trustee, all original executed copies of the Collateral Certificate had been delivered to the Issuer.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of This Indenture. This Indenture shall cease to be of further effect with respect to the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) the rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.03, 3.08, 3.09, 3.11, 3.12 and 11.16, (e) the rights and immunities of the Indenture Trustee hereunder, including the rights of the Indenture Trustee under Section 6.07, and the obligations of the Indenture Trustee under Section 4.02, and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee and payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes when:

(a) either:

(i) all Notes theretofore authenticated and delivered (other than (1) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06, and (2) Notes for whose full payment money is held in trust by the Indenture Trustee and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

(ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation:

(A) have become due and payable;

(B) will become due and payable in full at the Stated Maturity Date for such Notes; or

(C) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer; and the Issuer, in the case of clause (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the

Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Indenture Trustee for cancellation when due at the Stated Maturity Date for such Class or Series of Notes or the Redemption Date (if Notes shall have been called for redemption pursuant to the applicable Indenture Supplement), as the case may be;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder or under the Original Indenture or the Existing Indenture, as applicable, by the Issuer; and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate of the Issuer, an Opinion of Counsel, and an Independent Certificate meeting the applicable requirements of subsection 11.01(a) and each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Section 4.02. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes, this Indenture and the applicable Indenture Supplement, to make payments, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Noteholders and for the payment in respect of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01. Early Redemption Events. An “Early Redemption Event” with respect to any Outstanding Note of any Series or Class means any Early Redemption Event specified in the related Indenture Supplement or any one of the following events:

(a) an Insolvency Event relating to the Transferor shall have occurred;

(b) a Pay Out Event shall have occurred; or

(c) the Issuer or the Master Trust shall have become subject to regulation by the Commission as an “investment company” under the Investment Company Act.

The occurrence of either of the events described in clauses (a), (b) and (c) above will cause an Early Redemption Event for every Series outstanding. Upon the occurrence of any Early Redemption Event, a Redemption Period shall commence, and payment on the Notes of each Series will be made in accordance with the terms of the related Indenture Supplement.

Section 5.02. Events of Default. An “Event of Default” with respect to any Outstanding Note of any Series means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) default in the payment of principal of any Note of that Series when the same becomes due and payable;

(b) default in the payment of any interest on any Note of that Series when the same becomes due and payable, and continuance of such default for a period of 35 days following the date on which such interest became due and payable; provided, however, such cure period may be modified for any Class or Series of Notes pursuant to the applicable Indenture Supplement for such Class or Series;

(c) default in the performance or observance of any covenant or agreement of the Issuer made in this Indenture in respect of the Notes of that Series (other than a covenant or agreement, a default in the performance or observance of which is elsewhere in this Section specifically dealt with) (all of such covenants and agreements in this Indenture which are not expressly stated to be for the benefit of a particular Series shall be considered to be for the benefit of the Notes of all Series), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, which default has a material adverse effect on the interests of the Noteholders of that Series (or all Series, as applicable) and continues unremedied for 60 days after the date on which notice of such failure, requiring the same to be remedied (a “Notice of Default”), shall have been given, by certified mail, postage prepaid and return receipt requested (i) to the Issuer and the Transferor by the Indenture Trustee or any Series Enhancer, or (ii) to the Issuer, the Transferor and the Indenture Trustee by Noteholders of any outstanding Series holding Notes evidencing not less than 50% of the outstanding principal amount for such Series (or all Series, as applicable); or

(d) an Insolvency Event with respect to the Issuer or the Account Owner shall have occurred.

The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence of any Default, notice in the form of an Officer’s Certificate of the Issuer of such Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 5.03. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default described in paragraph (a), (b) or (c) of Section 5.02 should occur and be continuing for a Series, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the outstanding principal amount of that Series may declare all the Notes of that Series to be immediately due and payable, by a notice in writing to the Issuer and the Transferor (and to the

Indenture Trustee if declared by Noteholders), and upon any such declaration, the unpaid principal amount of the Notes, together with accrued, accreted and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

(b) If an Event of Default described in paragraph (d) of Section 5.02 should occur and be continuing, then the unpaid principal of the Notes, together with the accrued or accreted and unpaid interest thereon through the date of acceleration, shall automatically become, and shall be considered to be declared, due and payable.

(c) At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing not less than a majority of the outstanding principal amount of the Notes of such Series, by notice to the Issuer, the Indenture Trustee and the Transferor, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

(A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

(B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and outside counsel; and

(ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.14.

No such rescission shall affect any subsequent default or impair any right consequent to it.

Section 5.04. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of 35 days following the date on which it became due and payable or (ii) default is made in the payment of principal of any Note, if and to the extent not previously paid when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, immediately pay to the Indenture Trustee for the benefit of the Noteholders the whole amount then due and payable on such Notes for principal and interest, with interest upon the overdue principal and, to the extent payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and outside counsel.

(b) If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the Trust Estate or the property of another obligor on the Notes, wherever situated, the moneys adjudged or decreed to be payable in the manner provided by law.

(c) If an Event of Default occurs and is continuing, the Indenture Trustee may, in its discretion and subject to the provisions of Sections 5.03, 5.05, 5.13 and 6.01, proceed to protect and enforce its rights and the rights of the Noteholders of the affected Series (or all Series, as applicable) under this Indenture by such appropriate Proceedings as the Indenture Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes of the affected Series or any Person having or claiming an ownership interest in the Trust Estate, Proceedings under Title 11 of the United States Code, the Federal Deposit Insurance Act, 12 U.S.C. Section 1811 et seq. or any other applicable federal or state bankruptcy, insolvency or other similar law, now or hereafter in effect or in case a receiver, conservator, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator, custodian or other similar official or other applicable regulatory authority shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or the creditors or property of the Issuer or such other obligor or Person, the Indenture Trustee, regardless whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section 5.04, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes of such Series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders, of such Series, allowed in any Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor;

(ii) unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders of such Series, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or a Person performing similar functions in comparable Proceedings; and

(iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders of such Series and of the Indenture Trustee on their behalf and to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of the Notes of such Series allowed in any judicial Proceedings relative to the Issuer; and any trustee, receiver or liquidator, custodian or other similar official or other applicable regulatory authority in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

(e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding, except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the benefit of the Holders of the Notes of the affected Series as provided herein.

(g) In any Proceedings brought by the Indenture Trustee (except with respect to any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders of the affected Series, and it shall not be necessary to make any such Noteholder party to any such Proceedings.

Section 5.05. Remedies; Priorities.

(a) If an Event of Default shall have occurred and be continuing for any Series, and the Notes of such Series have been accelerated under Section 5.03, the Indenture Trustee shall (subject to Sections 5.06 and 11.16), do one or more of the following:

(i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes of the affected Series or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer the portion of the Trust Estate allocated to such Series and from any other obligor upon such Notes monies adjudged due;

(ii) sell to a Permitted Assignee all or a portion of the Collateral Certificate in an amount not to exceed the allocation amount for such accelerated Series at one or more public or private sales called and conducted in any manner permitted by law; and

(iii) take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee or the Noteholders of the accelerated Series hereunder;

provided, however, that the Indenture Trustee may not exercise the remedies in subparagraphs (ii) or (iii) above unless (A) the Holders of 100% of the outstanding principal amount of the Notes of the accelerated Series consent thereto, (B) the Indenture Trustee determines that the proceeds of such sale distributable to the Noteholders of the affected Series are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) the Indenture Trustee determines that the Trust Estate may not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of not less than 66 2/3% of the outstanding principal amount of the Notes of each Class of such affected Series. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) above, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose

(b) If the Indenture Trustee collects any money or property for a Series pursuant to this Article V following the acceleration of the maturities of the Notes for such Series pursuant to Section 5.03 (so long as such declaration shall not have been rescinded or annulled), it shall pay out the money or property in the following order (unless otherwise provided in the related Indenture Supplement):

FIRST, to the Indenture Trustee for amounts due pursuant to Section 6.07;

SECOND, to Holders of Notes of such Series for amounts due and unpaid on such Notes for interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts due and payable on such Notes for interest according to the terms of the related Indenture Supplement;

THIRD, to Holders of Notes of such Series for amounts due and unpaid on such Notes for principal in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts due and payable on such Notes for principal according to the terms of the related Indenture Supplement;

FOURTH, to Holders of Notes of such Series for amounts, if any, that remain owing to such Holders of Notes of such Series after the applications of amounts described in clauses SECOND and THIRD above, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind except for preferences or priorities specified in and in accordance with the related Indenture Supplement, according to the amounts remaining due and payable on such Notes according to the terms of the related Indenture Supplement;

FIFTH, to any Series Enhancer for such Series for amounts due and unpaid to such Series Enhancer under the Series Enhancement, in respect of which or for the benefit of which such money has been collected, according to the terms of the Series Enhancement; and

SIXTH, to the Transferor.

(c) In addition to the application of money or property referred to in Section 5.05(b) for an accelerated Series, amounts then held in the Collection Account or Series Accounts for such Series and any amounts available under the Series Enhancement for such Series shall be used to make payments to the Holders of the Notes of such Series and the Series Enhancer for such Series in accordance with the terms of this Indenture, the related Indenture Supplement and the Series Enhancement for such Series. Following the sale of the Trust Estate (or portion thereof) for a Series and the application of the proceeds of such sale to such Series and the application of the amounts then held in the Collection Account and any Series Accounts for such Series as are allocated to such Series and any amounts available under the Series Enhancement for such Series, such Series shall no longer be entitled to any allocation of Collections or other property constituting the Trust Estate under this Indenture, and the Notes of such Series shall no longer be Outstanding.

(d) The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder a notice that states the record date, the payment date and the amount to be paid.

Section 5.06. Optional Preservation of the Trust Estate. If the Notes of any Series have been declared to be due and payable under Section 5.03 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, and the Indenture Trustee has not received directions from the Noteholders under Section 5.13, the Indenture Trustee may, but need not, elect to maintain possession of the portion of the Trust Estate allocated to such Notes. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Trust Estate allocated to such Notes. In determining whether to maintain possession of the Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

Section 5.07. Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under the Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceeding instituted by the Indenture Trustee shall be brought in its own name as Indenture Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, be for the ratable benefit of the Noteholders and any other parties entitled thereto pursuant to the applicable Indenture Supplement in respect of which such judgment has been obtained.

Section 5.08. Limitation on Suits. No Noteholder shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) the Holders of not less than 25% of the aggregate outstanding principal amount of all Series (or, with respect to any such action, suit or proceeding that does not relate to all Series, Holders of not less than 25% of the aggregate outstanding principal amount of all Series to which such action or proceeding relates) have made written request to the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee;

(b) such Noteholder or Noteholders have previously given notice to the Indenture Trustee of a continuing Event of Default;

(c) such Noteholder or Noteholders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(d) the Indenture Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such Proceeding; and

(e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the outstanding principal amount of the Notes of such Series (or all Series, as applicable); it being understood and intended that no one or more Noteholders of the affected Series shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Noteholders except as may otherwise be specified in any applicable Indenture Supplement.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders of the affected Series or of all Series, as the case may be, each representing less than a majority of the outstanding principal amount of Notes under such Series, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

Section 5.09. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provision in this Indenture, each Noteholder shall have the right which is absolute and unconditional to receive payment of the principal (and premium, if any) of and interest in respect of such Note as such principal and interest becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Noteholder.

Section 5.10. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned, or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.11. Rights and Remedies Cumulative. Except as provided in Section 5.05, no right, remedy, power or privilege herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right, remedy, power or privilege, and every right, remedy, power or privilege shall, to the extent permitted by law, be cumulative. The assertion or exercise of any right or remedy shall not preclude any other further assertion or the exercise of any other appropriate right or remedy.

Section 5.12. Delay or Omission Not Waiver. No failure to exercise and no delay in exercising, on the part of the Indenture Trustee or of any Noteholder or other Person, any right or remedy occurring hereunder upon any Event of Default shall impair any such right or remedy or constitute a waiver thereof of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.13. Control by Noteholders. The Holders of a majority of the outstanding principal amount of the Notes of any Series, if an Event of Default has occurred and is continuing for such Series, shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes of such Series or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such Series; provided, however, that, subject to Sections 6.01 and 6.03(d):

(a) the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee, after being advised by counsel, determines that the action so directed is in conflict with any rule of law or with this Indenture; and

(b) the Indenture Trustee shall have the right to decline any such direction if the Indenture Trustee in good faith shall, by a Responsible Officer of the Indenture Trustee, determine that the Proceedings so directed would be illegal or involve the Indenture Trustee in personal liability or be unjustly prejudicial to the Noteholders not parties to such direction.

Section 5.14. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes of a Series as provided in Section 5.03, the Holders of 66 2/3% of the outstanding principal amount of the Notes of such Series may, on behalf of all such Noteholders, waive in writing any past default, with written notice to the Indenture Trustee, with respect to the Notes of such Series and its consequences (including an Event of Default), except a default:

(a) in the payment of the principal (or premium, if any) or interest in respect of any Note of such Series, or

(b) in respect of a covenant or provision hereof that under Section 9.02 hereof cannot be modified or amended without the consent of the Noteholder of each Outstanding Note of such Series affected.

Upon any such written waiver, such default, and any Event of Default arising therefrom, shall cease to exist and shall be deemed to have been cured for every purpose of this Indenture, provided that no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 5.15. Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, provided that the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders (in compliance with Section 5.08), in each case holding in the aggregate more than 10% of the principal balance of the outstanding Notes of a Series, or (c) any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the date on which any of such amounts was due pursuant to the terms of such Note or the applicable Indenture Supplement (or, in the case of redemption, on or after the applicable Redemption Date).

Section 5.16. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may adversely affect the covenants or the performance of this Indenture; and the Issuer (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.17. Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under the Indenture shall not be affected by the seeking or obtaining of or applying for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Subject to Section 5.05, any money or property collected by the Indenture Trustee shall be applied as specified in the applicable Indenture Supplement.

Section 5.18. Sale of Collateral Certificate.

(a) If the Collateral Certificate (or a portion thereof) is to be sold under the terms of Section 5.05(a)(ii), the Indenture Trustee shall, unless another method of sale is directed by the holders of a majority of the Outstanding Notes, use its best efforts to sell, dispose or otherwise liquidate the Collateral Certificate (or a portion thereof) by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the Indenture Trustee. The Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any sale.

(b) The Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer in connection with any sale of the Collateral Certificate (or a portion thereof) pursuant to Section 5.05(a)(ii). No purchaser or transferee at any such sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(c) In its exercise of the foreclosure remedy pursuant to Section 5.05(a)(ii), the Indenture Trustee shall solicit competitive bids from Permitted Assignees for the sale of the Collateral Certificate as shall constitute a part of the Trust Estate. The Indenture Trustee shall sell the Collateral Certificate (or interests therein) to the bidder with the highest cash purchase offer. The proceeds of any such sale shall be applied in accordance with Section 5.05(b).

ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.01. Duties of the Indenture Trustee.

(a) If an Event of Default with respect to a Series of Notes has occurred (which has not been cured or waived) and a Responsible Officer of the Indenture Trustee shall have actual knowledge or notice of such Event of Default, the Indenture Trustee shall, prior to the receipt of directions, if any, from the Holders of not less than 50% of the outstanding principal amount of such Series, exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default: (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied duties or covenants by the Indenture Trustee shall be read into this Indenture; and (ii) in the absence of bad faith or negligence on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee, upon receipt of any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Indenture Trustee which are specifically required to be furnished pursuant to any provision of this Indenture, shall examine them to determine whether they substantially conform to the requirements of this Indenture or any Indenture Supplement. The Indenture Trustee shall give prompt notice to the Transferor, the Servicer, the Issuer and each Rating Agency of any material lack of conformity of any such instrument to the applicable requirements of this Indenture discovered by the Indenture Trustee which would entitle the Holders of a specified percentage of the outstanding principal amount of the Notes of a Series or Class to take any action pursuant to this Indenture or any Indenture Supplement.

(c) In case an Early Redemption Event with respect to a Series of Notes has occurred and is continuing and a Responsible Officer shall have actual knowledge or notice of such Early Redemption Event, the Indenture Trustee shall, prior to the receipt of directions, if any, from the Holders of not less than 50% of the outstanding principal amount of such Series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(d) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct; provided, however, that:

(i) this paragraph (d) shall not be construed to limit the effect of paragraph (a) of this Section 6.01;

(ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proven that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Indenture and/or the direction of the Holders of a majority of the outstanding principal amount of all Series of Notes Outstanding (or, with respect to any such action that does not relate to all Series, the Holders of a majority of the aggregate outstanding principal amount of all Series of Notes Outstanding to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or for exercising any trust or power conferred upon the Indenture Trustee, under this Indenture;

(iv) subject to paragraphs (a) and (b) of this Section 6.01, the Indenture Trustee shall not be required to take notice of or be deemed to have notice or knowledge of any Event of Default, Early Redemption Event, breach of representation or warranty, or any other default unless a Responsible Officer of the Indenture Trustee has actual knowledge or shall have received notice thereof. For the avoidance of doubt, receipt by the Indenture Trustee of a final report of the Asset Representation Reviewer setting out the findings of its Asset Representations Review shall not constitute actual knowledge or notice of breach of any representation or warranty. In the absence of receipt of such notice, the Indenture Trustee may conclusively assume that there is no default; and

(v) subject to paragraphs (a) and (b) of this Section 6.01, the Indenture Trustee shall have no duty (A) to see any recording, filing or depositing of this Indenture or any agreement referred to herein or any financing statement or amendment to a financing statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see any insurance or (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Collection Account.

(e) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject paragraphs (a), (b), (c), (d) and (e) of this Section 6.01.

(g) Except as expressly provided in this Indenture, the Indenture Trustee shall have no power to vary the Trust Estate, including, without limitation, by (i) accepting any substitute payment obligation for the Collateral Certificate initially transferred to the Issuer under the Transfer and Administration Agreement, (ii) adding any other investment, obligation or security to the Issuer or (iii) withdrawing from the Issuer any interest in the Collateral Certificate.

(h) The Indenture Trustee shall have no responsibility or liability for investment losses on Eligible Investments (other than Eligible Investments on which the institution acting as Indenture Trustee is an obligor).

(i) The Indenture Trustee shall notify each Rating Agency promptly of the occurrence of any Default, Event of Default, Early Redemption Event or potential Early Redemption Event of which the Indenture Trustee has actual knowledge.

(j) In the event the Paying Agent or the Note Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Note Registrar, as the case may be, under this Indenture, the Indenture Trustee shall be obligated promptly upon actual knowledge of a Responsible Officer thereof to perform such obligation, duty or agreement in the manner so required.

(k) Every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

Section 6.02. Notice of Early Redemption Event or Event of Default. Upon the occurrence of any Early Redemption Event or Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge or has received notice thereof, the Indenture Trustee shall transmit by mail to all Noteholders as their names and addresses appear on the Note Register and the Rating Agencies notice of such Early Redemption Event or Event of Default hereunder known to the Indenture Trustee promptly after it occurs or after it receives such notice or obtains actual notice, if later, and in no event more than 90 days thereafter.

Section 6.03. Certain Matters Affecting the Indenture Trustee. Except as otherwise provided in Section 6.01 hereof:

(a) the Indenture Trustee may conclusively rely and shall fully be protected in acting or refraining from acting in accordance with any resolution, certificate, statement, instrument, Officer’s Certificate, opinion, report, notice, request, direction, consent, order, bond, note, or other paper or document reasonably believed by it to be genuine and to have been signed or presented to it pursuant to this Indenture by the proper party or parties;

(b) except during the continuance of an Event of Default, whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate of the Issuer;

(c) as a condition to the taking, suffering or omitting of any action by it hereunder, the Indenture Trustee may consult with counsel (and upon the advice of such counsel, the Indenture Trustee may consult with investment banking firms, accounting firms and other experts) and the advice of such counsel or an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance therewith;

(d) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, or to honor the request or direction of any of the Noteholders pursuant to this Indenture to institute, conduct or defend any litigation hereunder in relation hereto, including, without limitation, any mediation or arbitration pursuant to the Receivables Purchase Agreement or the Pooling and Servicing Agreement, unless such Noteholders shall have offered the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction; provided, however, that nothing contained herein shall relieve the Indenture Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Indenture and to use the same degree of care or skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of his or her own affairs;

(e) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, believed by it to be genuine;

(f) except as provided in Section 6.14 hereof, the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodians or nominees appointed with due care by it hereunder;

(g) the Indenture Trustee shall not be liable for any actions taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon the Indenture Trustee by this Indenture;

(h) except as may be required by Section 6.01(b), the Indenture Trustee shall not be required to make any initial or periodic examination of any documents or records related to any of the Trust Estate for the purpose of establishing the presence or absence of defects, the compliance by the Issuer with its representations and warranties or for any other purpose; or

(i) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section; and in the event the Indenture Trustee is also acting as Paying Agent and Note Registrar, the rights and protections afforded to the Indenture Trustee pursuant to this Article VI shall also be afforded to such Paying Agent and Note Registrar.

Section 6.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificate of authentication of the Indenture Trustee, shall not be taken as the statements of the Indenture Trustee, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representation as to the validity or sufficiency of this Indenture, the Notes, or any related document or as to the perfection or priority of any security interest therein. The Indenture Trustee shall not be accountable for the use or application by the Issuer of the proceeds from the Notes.

Section 6.05. Indenture Trustee May Hold Notes. The Indenture Trustee, any Paying Agent, the Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and subject to Section 6.11(b)(iii) may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

Section 6.06. Money Held in Trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds held by the Indenture Trustee in trust hereunder except to the extent required herein or required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except (i) as otherwise agreed upon in writing by the Indenture Trustee and the Issuer and (ii) with respect to Eligible Investments on which the institution acting as Indenture Trustee is an obligor.

Section 6.07. Compensation, Reimbursement and Indemnification.

(a) The Servicer shall pay to the Indenture Trustee from time to time such compensation as has been agreed to in writing between the Servicer and the Indenture Trustee for all services rendered by the Indenture Trustee under this Indenture (which compensation shall not be limited by any law on compensation of a trustee of an express trust). The Servicer shall reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it (including, without limitation, expenses incurred in connection with notices or other communications to the Noteholders), disbursements and advances incurred or made by the Indenture Trustee in accordance with any of the provisions of this Indenture (including any expenses incurred pursuant to Sections 5.05 and 5.06), any of the Transaction Documents or any Series Enhancement. Such expenses shall include the reasonable fees and out-of-pocket expenses, disbursements and advances of the Indenture Trustee’s agents, any co-trustee, counsel, accountants and experts, except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Servicer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including the reasonable fees of either in-house counsel or outside counsel, but not both) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including legal fees and expenses incurred by the Indenture Trustee in connection with the enforcement of the Servicer’s indemnification and other obligations hereunder. The Servicer shall indemnify the Indenture Trustee against any and all loss, liability or expense (including the reasonable fees of either in-house counsel or outside counsel, but not both) incurred by it in connection with any breach of any representation or warranty of the Servicer set forth in the Pooling and Servicing Agreement; provided, however, that the Servicer shall not be required to indemnify the Indenture Trustee or otherwise be liable for any loss, liability or expense in connection with a breach of any representation or warranty set forth in the Pooling and Servicing Agreement a remedy for the breach of which is provided in the Pooling and Servicing Agreement. The Indenture Trustee shall notify the Servicer, the Issuer and the Transferor promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Servicer, the Issuer and the Transferor shall not relieve the Servicer of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. The Servicer shall defend any claim against the Indenture Trustee; provided, however, the Indenture Trustee may choose to have separate counsel and, if it does, the Servicer shall pay the fees and expenses of such counsel. The Servicer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee’s own willful misconduct, negligence or bad faith.

(b) The Servicer’s payment obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture; provisions of this Section regarding the reimbursement and indemnification of the Indenture Trustee shall survive the resignation and removal of the Indenture Trustee and the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default specified in Section 5.02(d) or (e) with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

(c) Notwithstanding anything herein to the contrary, the Indenture Trustee’s right to enforce any of the Servicer’s payment obligations pursuant to this Section 6.07 shall be subject to the provisions of Section 11.16.

Section 6.08. Replacement of Indenture Trustee.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by giving 30 days’ prior written notice to the Issuer and the Transferor. The Holders of a majority of the Outstanding principal amount of the Notes may remove the Indenture Trustee by giving 30 days’ prior notice to the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i) the Indenture Trustee fails to comply with Section 6.11;

(ii) the Indenture Trustee shall consent to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Indenture Trustee or all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Indenture Trustee; or the Indenture Trustee shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(iii) the Indenture Trustee otherwise becomes incapable of acting.

If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee.

(b) Any resignation or removal of the Indenture Trustee and appointment of successor indenture trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor indenture trustee as provided in this Section 6.08(b).

(i) Any successor indenture trustee appointed as provided herein shall execute, acknowledge and deliver to the Issuer, the Transferor, the Servicer and to its predecessor indenture trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor indenture trustee shall become effective, and such successor indenture trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Indenture Trustee herein. The predecessor indenture trustee shall deliver to the successor indenture trustee all money, other property, documents or copies thereof and statements held by it hereunder; and the Issuer and the predecessor indenture trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor indenture trustee all such rights, powers, duties and obligations.

(ii) No successor indenture trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor indenture trustee shall be eligible under the provisions of Section 6.11.

(iii) Notwithstanding any other provisions herein, the appointment of a successor indenture trustee shall not be effective unless the Rating Agency Condition shall have been satisfied.

(iv) Upon acceptance of appointment by a successor indenture trustee as provided in this Section, such successor indenture trustee shall provide notice of such succession hereunder to all Noteholders, each Rating Agency and each Series Enhancer.

(c) If a successor indenture trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of the outstanding principal amount of the Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

(d) If the Indenture Trustee ceases to be eligible in accordance with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor indenture trustee.

(e) Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer’s obligations under Section 6.07 shall continue for the benefit of the retiring Indenture Trustee. No Indenture Trustee under this Indenture shall be personally liable for any action or omission of any successor indenture trustee.

Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor indenture trustee, provided that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11. Upon such consolidation, merger, conversion or transferor, such successor indenture trustee shall promptly give each Rating Agency written notice thereof.

In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor indenture trustee and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes in the name of the successor to the Indenture Trustee; and in all such cases, such certificates shall have the full force which it is anywhere provided in the Notes or in this Indenture that the certificate of the Indenture Trustee shall have.

Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the

Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11, and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

(ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv) prior written notice to each Rating Agency.

(c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times be a corporation organized and doing business under the laws of the United States or of any state or the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by federal, state or District of Columbia authority. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and its long-term unsecured debt shall be rated at least “Baa3” by Moody’s and at least “BBB-” by Standard & Poor’s. The Indenture Trustee (i) shall meet the requirements of Section 26(a)(1) of the Investment Company Act, (ii) shall not be an Affiliate of the Issuer, the Transferor, the Servicer or the Administrator and (iii) shall not offer or provide credit or credit enhancement to the Issuer; provided, however, U.S. Bank National Association may purchase a Series or Class of Notes. The Indenture Trustee shall comply with TIA §310(b); provided, however, that there shall be excluded from the operation of TIA §310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA §310(b)(1) are met. In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 6.08.

Section 6.12. Representations and Warranties of the Indenture Trustee. The Indenture Trustee represents and warrants that:

(a) the Indenture Trustee is duly organized and validly existing under the laws of the jurisdiction of its organization;

(b) the Indenture Trustee has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture, each Indenture Supplement and each other Transaction Document to which it is a party;

(c) each of this Indenture and other Transaction Documents to which it is a party has been duly executed and delivered by the Indenture Trustee and constitutes its legal, valid and binding obligation and is enforceable against the Indenture Trustee in accordance with its terms; and

(d) the Indenture Trustee meets the eligibility requirements set forth in Section 6.11.

Section 6.13. Tax Returns. In the event the Issuer shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared such tax returns and shall provide such tax returns to the Owner Trustee (on behalf of the Issuer) for signature at least five days before such tax returns are due to be filed. The Servicer, in accordance with the terms of each Indenture Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Noteholders and shall deliver such information to the Indenture Trustee (on behalf of the Issuer) at least five days prior to the date it is required by law to be distributed to Noteholders. The Issuer will cause the Owner Trustee, upon written request, to furnish the Servicer with all such information known to the Owner Trustee as may be reasonably requested and required in connection with the preparation of all tax returns of the Issuer. The Owner

Trustee (on behalf of the Issuer) shall, upon request, execute such returns. In no event shall the Owner Trustee or the Servicer be personally liable for any liabilities, costs or expenses of the Issuer or any Noteholder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

Section 6.14. Custody of the Trust Estate. The Indenture Trustee shall hold such of the Trust Estate as constitutes an instrument, tangible chattel paper, a negotiable document, or money in the State of Minnesota, separate and apart from all other property held by the Indenture Trustee. Such of the Trust Estate as constitutes a deposit account shall be maintained in the name of the Indenture Trustee by a bank the jurisdiction of which for purposes of the UCC is the State of New York. The Indenture Trustee shall hold such of the Trust Estate as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as financial assets, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of the Issuer or any other Person or entity, (e) such securities intermediary shall not agree with any Person or entity other than the Indenture Trustee to comply with entitlement orders originated by any Person or entity other than the Indenture Trustee, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, encumbrance or right of setoff in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), (g) such agreement shall be governed by the laws of the State of New York, and (h) such securities intermediary’s jurisdiction for purposes of the UCC shall be the State of New York. Terms used in this Section 6.14 that are defined in the New York UCC or the Minnesota UCC, as applicable, and not otherwise defined herein shall have the meanings set forth in the New York UCC or the Minnesota UCC, as applicable. Except as permitted by this Section 6.14, the Indenture Trustee shall not hold any part of the Trust Estate through an agent or a nominee.

Section 6.15. Preferential Collection of Claims Against. The Indenture Trustee shall comply with TIA §311(a), excluding any creditor relationship listed in TIA §311(b). An Indenture Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated

ARTICLE VII

NOTEHOLDERS’ LIST AND REPORTS

Section 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after the earlier of (i) each Record Date and (ii) three months after the last Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names, addresses and taxpayer identification numbers of the Holders of Notes as they appear on the Note Register as of the most recent Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

Section 7.02. Preservation of Information; Communications to Noteholders.

(a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names, addresses and taxpayer identification numbers of the Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 hereof upon receipt of a new list so furnished.

(b) Within five Business Days after the receipt by the Indenture Trustee of a written application by any three or more Noteholders stating that the applicants desire to communicate with other Noteholders with respect to their rights under this Indenture or the Notes, and accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, and by reasonable proof that each such applicant has owned a Note for a period of at least six months preceding the date of such application, then the Indenture Trustee, after having been adequately indemnified by such applicants for its costs and expenses, shall afford, or shall cause the Note Registrar to afford, such applicants access during normal business hours to the most recent list of Registered Noteholders. Such list shall be as of a date no more than 45 days prior to the date of receipt of such applicant’s request.

(c) The Issuer, the Indenture Trustee and Note Registrar shall have the protection of TIA §312(c).

Section 7.03. Payment Instruction to Master Trust.

(a) Promptly after the receipt by the Issuer of each Monthly Certificateholders’ Statement under the Series 2004-1 Supplement, the Issuer will, in cooperation with the servicer of the Master Trust, complete the Monthly Servicer’s Statement and deliver a copy thereof to the Indenture Trustee and the Master Trust trustee.

(b) From time to time, the Issuer will notify the Servicer under the Series 2004-1 Supplement of the information necessary to be provided by the Issuer under Section 5.01 of the Pooling and Servicing Agreement as supplemented by the Series 2004-1 Supplement to calculate the Allocation Amount.

Section 7.04. Reports by Issuer to the Commission.

(a) The Issuer will:

(i) file with the Indenture Trustee, within fifteen (15) days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;

(ii) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA §313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this subsection 7.04(a) as may be required by rules and regulations prescribed from time to time by the Commission.

(b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

(c) Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only, and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of the covenants hereunder as to which the Indenture Trustee is entitled to rely conclusively on an Officer’s Certificate of an Authorized Officer of the Issuer.

Section 7.05. Reports by Indenture Trustee. If required by TIA §313(a), within sixty (60) days after each March 31, beginning with March 31, 2014, the Indenture Trustee shall mail to each Noteholder as required by TIA §313(c) a brief report dated as of such date that complies with TIA §313(a). The Indenture Trustee shall also comply with TIA §313(b).

A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange or delisted therefrom.

ARTICLE VIII

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 8.01. Collection of Money. Except as otherwise expressly provided herein and in the related Indenture Supplement, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall hold all such money and property received by it in trust for the Noteholders and shall apply it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under the Pooling and Servicing Agreement or any other Transaction Document, the Indenture Trustee may, and upon the request of the Holders of a majority of the outstanding principal amount of the Notes Outstanding shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Early Redemption Event or an Event of Default under this Indenture and to proceed thereafter as provided in Article V hereof.

Section 8.02. Collection Account.

(a) The Servicer, for the benefit of the Noteholders, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account bearing a designation clearly indicating that the funds and other property credited thereto are held for the benefit of the Noteholders (the “Collection Account”). The Indenture Trustee shall possess all right, title and interest in all moneys, instruments, investment property and other property credited from time to time to the Collection Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Noteholders. All Available Series 2004-1 Finance Charge Collections, Available Series 2004-1 Principal Collections and other amounts received from the Master Trust in respect of the Collateral Certificate shall be deposited into the Collection Account.

(b) The Collection Account shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. Except as expressly provided in this Indenture, the Servicer agrees that it shall have no right of setoff or banker’s lien against, and no right to otherwise deduct from, any fund and other property held in the Collection Account for any amount owed to it by the Indenture Trustee, the Transferor, the Issuer, any Noteholder or any Series Enhancer. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Indenture Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any moneys, instruments, investment property and other property to such new Collection Account and from the date such new Collection Account is established, it shall be the “Collection Account.”

(c) Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Section 10.02 of this Indenture) shall at the written direction of the Servicer be invested by the Indenture Trustee in Eligible Investments selected by the Servicer. In the absence of written directions from the Servicer, all funds shall remain uninvested. All such Eligible Investments shall be held by the Indenture Trustee for the benefit of the Noteholders under Section 6.14. Investments of funds deposited in the Collection Account during any Monthly Period shall be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on each Transfer Date following such Monthly Period in amounts sufficient to the extent of such funds to make the required distributions on the following Distribution Date. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Indenture Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Issuer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Collection Account on a Transfer Date with respect to the immediately succeeding Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be allocated to each Series based on its Series Allocation Percentage and applied as specified in the related Indenture Supplement. The Indenture Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section nor for the selection of Eligible Investments in accordance with the provisions of this Indenture (other than Eligible Investments on which the institution acting as Indenture Trustee is an obligor). In addition, the Indenture Trustee shall have no liability in respect of the losses incurred as a result of the liquidation of any Eligible Investment prior to its stated maturity or the failure of the Servicer to provide timely written investment direction.

Section 8.03. Rights of Noteholders. The Trust Estate shall secure the obligation of the Issuer to pay the Holders of the Notes of each Series principal (and premium, if any) and interest and, if applicable, to pay the Series Enhancers for Series amounts payable under the Series Enhancement for each such Series and the other amounts payable pursuant to this Indenture and the related Indenture Supplement. Except as specifically set forth in the Indenture Supplement with respect thereto, the Notes of any Series or Class shall not have rights to payment from any Series Account or Series Enhancement allocated for the benefit of any other Series or Class.

Section 8.04. Allocation of Amounts Deposited to the Collection Account to Series. The Indenture Trustee will apply all funds on deposit in the Collection Account as described in this Article VIII and in each Indenture Supplement. On each Distribution Date, the Available Series 2004-1 Finance Charge Collections and the Available Series 2004-1 Principal Collections will be allocated to each Series based upon its Allocation Percentage. Amounts so allocated to any Series will not be available to any other Series, except as specified in the Indenture Supplement for a Series. Defaulted Amounts will be allocated to each Series in an amount equal to the product of such Defaulted Amount and the Allocation Percentage for such Series.

Pre-Funding Proceeds will be allocated to each Pre-Funded Series issued on the date that the related Funding Period commenced in an amount equal to the product of (a) such Pre-Funding Proceeds and (b) the percentage equivalent of a fraction the numerator of which is the initial note principal balance of such Pre-Funded Series and the denominator of which is the aggregate initial note principal balance of such Pre-Funded Series and each other Pre-Funded Series issued on the date the related Funding Period commenced.

On each Distribution Date, (a) the Servicer shall allocate, with respect to each Group, Shared Principal Collections to each Principal Sharing Series in such Group, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and apply as Series 2004-1 Shared Principal

Collections in accordance with the Series 2004-1 Supplement an amount equal to the excess, if any, of Shared Principal Collections over Principal Shortfalls for such Distribution Date. On each Distribution Date, (a) the Servicer shall allocate, with respect to each Group, Excess Finance Charge Collections to each Excess Allocation Series in such Group pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series, and (b) the Servicer shall withdraw from the Collection Account and apply as Series 2004-1 Shared Excess Finance Charge Collections in accordance with the Series 2004-1 Supplement an amount equal to the excess, if any, of Excess Finance Charge Collections over Finance Charge Shortfalls for such Distribution Date.

Section 8.05. Release of Trust Estate.

(a) The Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) Upon Issuer Order, the Indenture Trustee shall, at such time as there are no Notes Outstanding, release and transfer, without recourse, any remaining portion of the Trust Estate (other than any cash held for the payment of the Notes pursuant to Section 4.02) that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds and other property then credited to the Collection Account and any other account established pursuant to Section 8.02 or an Indenture Supplement. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Order accompanied by an Officer’s Certificate of the Issuer, an Opinion of Counsel (if required by the TIA) and Independent Certificates in accordance with TIA §§314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01.

Section 8.06. Opinion of Counsel. The Indenture Trustee shall receive at least seven days’ notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments involved, and the Indenture Trustee shall receive, as a condition to such action, an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Trust Estate. The Indenture Trustee and counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

Section 8.07. Distributions and Reports to Noteholders. Distributions shall be made to, and reports shall be provided to, Noteholders as set forth herein and in the applicable Indenture Supplement. The identity of the Noteholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders.

(a) Without the consent of the Holders of any Notes but with prior notice to each Rating Agency with respect to the Notes of all Series rated by such Rating Agency, the Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Indenture Trustee, for any of the following purposes:

(i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

(ii) to evidence the succession, in compliance with the applicable provisions hereof, of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer contained herein and in the Notes;

(iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

(iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

(v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of any Series or Class of Outstanding Notes;

(vi) to evidence and provide for the acceptance of the appointment hereunder by a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee, pursuant to the requirements of Article VI; or

(vii) to provide for the merger of the Master Trust and the Issuer into a single entity or the transfer of assets in the Master Trust and the Transferor

Interest thereunder to the Issuer after the termination of all series of Investor Certificates (other than the Collateral Certificate) if a Tax Opinion shall have been delivered to the Issuer dated the date of such amendment (and copies thereof shall have been delivered to the Indenture Trustee).

The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

(b) The Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, may, also without the consent of any Noteholders of any Outstanding Notes, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that (i) the Issuer shall have delivered to the Indenture Trustee an Officer’s Certificate of the Issuer, dated the date of any such action, stating that the Issuer reasonably believes that such action will not have an Adverse Effect and (ii) a Tax Opinion shall have been delivered to the Indenture Trustee and, if there is a Rating Agency with respect to the affected Series or Class of Notes, to each applicable Rating Agency. Additionally, notwithstanding the preceding sentence, the Issuer, the Servicer and the Indenture Trustee, when authorized by an issuer Order, may, without the consent of any Noteholders of any Series then Outstanding or the Series Enhancers for any Series, enter into an indenture or indentures supplemental hereto to add, modify or eliminate such provisions as may be necessary or advisable in order to enable all or any portion of the Issuer to avoid the imposition of state or local income or franchise taxes imposed on the Issuer’s property or its income; provided, however, that (i) the Issuer delivers to the Indenture Trustee an Officer’s Certificate to the effect that the proposed amendments meet the requirements set forth in this Section 9.01(b), (ii) the Rating Agency Condition will have been satisfied and (iii) such amendment does not affect the rights, duties or obligations of the Indenture Trustee or the Servicer hereunder without its consent.

Section 9.02. Supplemental Indentures With Consent of Noteholders. The Issuer, the Servicer and the Indenture Trustee, when authorized by an Issuer Order, also may, with the consent of the Holders of not less than a majority of the outstanding principal amount of the Notes of each adversely affected Series or Class, as applicable, of Notes Outstanding, by Act of such Holders delivered to the Issuer and the indenture Trustee, and, to the extent that any such affected Series or Class is rated by a Rating Agency, upon satisfaction of the Rating Agency Condition, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of such Noteholders under this Indenture; provided that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

(a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof, the Interest Rate specified thereon or the redemption price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, all or any portion of the Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, the Redemption Date);

(b) reduce the percentage of the outstanding principal amount of the Notes of any Series or all Series of Notes Outstanding the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences as provided for in this Indenture;

(c) reduce the percentage of the outstanding principal amount of any Notes the consent of the Holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the Outstanding Notes of such Series;

(d) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(e) modify or alter the provisions of this Indenture prohibiting the voting of Notes held by the Issuer, any other obligor on the Notes, the Transferor or any Affiliate thereof; or

(f) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate for any Notes or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any part of the Trust Estate at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

It shall not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer, the Servicer and the Indenture Trustee of any supplemental indenture pursuant to this Section, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates written notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee’s (as such or in its individual capacity) own rights, duties, liabilities, benefits, protections, privileges or immunities under this Indenture or otherwise.

Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer, the Servicer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and the terms and conditions of any such supplemental indenture shall be deemed to be a part of this Indenture for any and all purposes.

Section 9.05. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for the Outstanding Notes.

Section 9.06. Indenture Supplements and Series Enhancers.

(a) Notwithstanding anything in this Article IX to the contrary, no amendment may be made to this Indenture or any Indenture Supplement that would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

(b) Any Indenture Supplement executed in accordance with the provisions of Section 2.10 shall not be considered an amendment or supplemental indenture for the purposes of this Article IX.

Section 9.07. Amendments to the Pooling and Servicing Agreement; Amendments to the Asset Representations Review Agreement; Treatment of Noteholders. By their acceptance of a Note, the Noteholders acknowledge that the Transferor and the Servicer may agree to an amendment or other modification of the Pooling and Servicing Agreement or the Series 2004-1 Supplement from time to time without the consent of any Noteholder, so long as such amendment or supplement (a) would not have an Adverse Effect on any Series or Class of Notes and (b) satisfies the Rating Agency Condition.

For purposes of any vote, request, consent or demand, or provision regarding investor communication under the Pooling and Servicing Agreement or the Series 2004-1 Supplement that requires the consent or vote of the holder of the Collateral Certificate or references communication amongst the holders of the Collateral Certificate, each Noteholder will be treated as a holder of the Collateral Certificate under the Pooling and Servicing Agreement and the Series 2004-1 Supplement holding an interest in the Collateral Certificate in the proportion that the outstanding principal amount of its Note bears to the total outstanding principal amount of all Notes Outstanding. For purposes of initiating an Asset Representations Review under Section 15.02(a) of the Pooling and Servicing Agreement, each Verified Beneficial Owner will be treated as a holder of the Collateral Certificate under the Pooling and Servicing Agreement and the Series 2004-1 Supplement holding an interest in the Collateral Certificate in the proportion that the outstanding principal amount of its Note bears to the total outstanding principal amount of all Notes Outstanding.

By their acceptance of a Note, the Noteholders acknowledge that the Transferor, the Servicer, WFB and the Asset Representations Reviewer may amend the Asset Representations Review Agreement, including the content of any Exhibit to the Asset Representations Review Agreement, without the consent of the Holders of any Investor Certificates (including the Issuer) or any Noteholder: (i) to comply with any change in any applicable federal or state law, to cure any ambiguity, to correct or supplement any provisions in the Asset Representations Review Agreement, or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Asset Representations Review Agreement (including the content of any exhibit to the Asset Representations Review Agreement), so long as such amendment shall not, in the reasonable belief of the Transferor, adversely affect in any material respect the interests of the Holders of any Investor Certificates whose consent has not been obtained (as evidenced by any officer’s certificate of the Transferor delivered to WFB, the Servicer and the Master Trust Trustee), or (ii) to correct any manifest error in the terms of the Asset Representations Review Agreement as compared to the terms expressly set forth in an applicable prospectus.

For purposes of the dispute resolution provisions included in the Receivables Purchase Agreement and the Pooling and Servicing Agreement, each Noteholder and each Verified Beneficial Owner will be treated as a Certificateholder under the Pooling and Servicing Agreement.

For purposes of any vote or consent under the Asset Representations Review Agreement that requires the consent or vote of Investor Certificateholders, each Noteholder will be treated as an Investor Certificateholder under the Asset Representations Review Agreement.

ARTICLE X

TERMINATION

Section 10.01. Termination of Issuer. The Issuer and the respective obligations and responsibilities of the Issuer, the Servicer and the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 10.02(b), as provided in the Trust Agreement.

Section 10.02. Final Distribution.

(a) The Servicer shall give the Indenture Trustee and each Rating Agency at least 30 days’ prior written notice of the Payment Date on which the Noteholders of any Series or Class may surrender their Notes, as applicable, for payment of the final distribution on and cancellation of such Notes. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if certificated (and any excess shall be paid in accordance with the terms of the Indenture Supplement and the Series Enhancement, if any, for such Series or Class). In the event that all such Noteholders shall not surrender their Notes for cancellation within six months after the date specified in the notice from the Indenture Trustee described in paragraph (a), the Indenture Trustee shall give a second notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes pursuant to and as described in Section 3.03. The Indenture Trustee and the Paying Agent shall pay to the Issuer any moneys or property held by them for the payment of principal or interest that remains unclaimed for two years pursuant to and as described in Section 3.03. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

ARTICLE XI

MISCELLANEOUS

Section 11.01. Compliance Certificates and Opinions, Etc.

(a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (x) an Officer’s Certificate of the Issuer stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (y) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (z) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 11.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

(b) (i) Prior to the deposit of any property constituting part of the Trust Estate or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer’s Certificate of the Issuer certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of such property constituting part of the Trust Estate or other property or securities to be so deposited.

(ii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an

Officer’s Certificate of the Issuer certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signatory thereto as to the matters described in clause (i) or (ii) above, the Issuer shall also deliver to the Indenture Trustee (if required by the TIA) an Independent Certificate as to the same matters, if the fair value of the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clauses (i) and (ii) above, is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than one percent of the Outstanding Amount of the Notes.

(iv) Notwithstanding this Section 11.01 or any other provision of this Indenture, the Issuer may (or may direct the Servicer to) (A) collect, liquidate, sell or otherwise dispose of Receivables as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Series Accounts as and to the extent permitted or required by the Transaction Documents.

Section 11.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such Authorized Officer’s certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Transferor, the Servicer, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Transferor, the Servicer, the Issuer or the Administrator, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.03. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing and satisfying any requisite percentages as to minimum number or Dollar value of outstanding principal amount represented by such Noteholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 11.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes shall be proved by the Note Register.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of every Note issued upon the registration thereof in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.04. Notices, etc., to Indenture Trustee, Issuer, Transferor and Servicer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by the Indenture to be made upon, given or furnished to, or filed with:

(a) the Indenture Trustee by any Noteholder, the Servicer or the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing sent via facsimile transmission or mailed by certified mail, return receipt requested and postage prepaid (or by other means acceptable to the Indenture Trustee), to the Indenture Trustee sent via facsimile transmission or addressed to it at its Corporate Trust Office; or

(b) the Issuer by the Indenture Trustee, the Servicer or any Noteholder shall be sufficient for every purpose hereunder if in writing mailed by certified mail, return receipt requested and postage prepaid, to the Issuer addressed to it at c/o Wells Fargo Delaware Trust Company, National Association, 919 Market Street, Suite 1600, Wilmington, Delaware 19801, Attention: Corporate Trust Services (facsimile no. (302) 575-2006) or at any other address previously furnished in writing to the Indenture Trustee and the Servicer by the Issuer. A copy of each notice to the Issuer shall be sent in writing sent via facsimile transmission or mailed by certified mail, return receipt requested and postage prepaid, to the Administrator at World’s Foremost Bank, 4800 N.W. 1st Street, Suite 300, Lincoln, Nebraska 68521, Attention: Kevin Werts (facsimile no. (402) 323-4303). The Issuer shall promptly transmit any notice received by it from the Transferor, the Servicer or the Noteholders to the Indenture Trustee.

Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or subsequently agreed to by the applicable Noteholder) if in writing sent via facsimile transmission or mailed by certified mail, return receipt requested and postage prepaid, or national overnight courier service to each Noteholder affected by such event, at its address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to any Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder and shall not under any circumstances constitute a Default, an Event of Default or an Early Redemption Event.

Section 11.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the consent of the Indenture Trustee, may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Paying Agent to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

Section 11.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.08. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer and the Servicer shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

Section 11.09. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders and the Transferor any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.11. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no additional interest (other than as specified in this Indenture or any Indenture Supplement) shall accrue for the period from and after any such nominal date.

Section 11.12. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 11.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.14. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which shall be counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

Section 11.15. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (a) the Indenture Trustee or the Owner Trustee in its individual capacity, (b) any owner of a beneficial interest in the Issuer or (c) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Owner Trustee has no such obligations in its individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations hereunder, the Owner Trustee (as such or in its individual capacity) shall be subject to, and entitled to the benefits of, the terms and provisions of the Trust Agreement.

Section 11.16. No Petition. The Indenture Trustee, the Servicer, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Issuer or the Transferor, or join in instituting against the Issuer or the Transferor, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law.

Section 11.17. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer’s normal business hours, to examine all the books of account, records, reports, and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer’s affairs, finances and accounts with the Issuer’s officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall, and shall cause its representatives to, hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

Section 11.18. Limitation of Liability of Owner Trustee. It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wells Fargo Delaware Trust Company, National Association, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wells Fargo Delaware Trust Company, National Association but is made and intended for the purpose of binding only the Issuer and (c) under no circumstances shall Wells Fargo Delaware Trust Company, National Association be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or the other Transaction Documents to which the Issuer is a party.

Section 11.19. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in the Indenture by any of the provisions of the TIA, such required provision shall control.

ARTICLE XII

COMPLIANCE WITH REGULATION AB

Section 12.01. Intent of the Parties; Reasonableness. The Transferor and the Indenture Trustee acknowledge and agree that the purpose of this Article XII is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee and the Transferor acknowledge that interpretations of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and the Indenture Trustee agrees to comply with requests made by the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Indenture Trustee which is required in order to enable the Transferor to comply with the provisions of Items 1103(a)(1), 1109(a), 1109(b), 1117, 1118, 1119 and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Indenture or any Indenture Supplement.

Section 12.02. Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 12.03 that, except as disclosed in writing to the Transferor prior to such date, to the best of its knowledge, but without independent investigation: (i) neither the execution, delivery and performance by the Indenture Trustee of this Indenture or any Indenture Supplement, the performance by the Indenture Trustee of its obligations under this Indenture or any Indenture Supplement, the performance by the Indenture Trustee of its obligations under this Indenture or any Indenture Supplement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Indenture or any Indenture Supplement, or of any judgment or order applicable to the Indenture Trustee; and (ii) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power or authority of the Indenture Trustee to enter into this Indenture or any Indenture Supplement or to perform its obligations under this Indenture or any Indenture Supplement.

Section 12.03. Information to Be Provided by the Indenture Trustee. The Indenture Trustee shall (i) on or before the fifth Business Day of each month, provide to the Transferor, in writing, such information regarding the Indenture Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

The Indenture Trustee shall (i) on or before the fifth Business Day of each January, April, July and October, provide to the Transferor such information regarding the Indenture Trustee as is required for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

(a) the Indenture Trustee’s name and form of organization;

(b) a description of the extent to which the Indenture Trustee has had prior experience serving as trustee for asset-backed securities transactions involving credit card receivables;

(c) a description of any affiliation between the Indenture Trustee and any of the following parties to a Securitization Transaction, as such parties are identified in writing to the Indenture Trustee by the Transferor in advance of such Securitization Transaction:

(i) the sponsor;

(ii) any depositor;

(iii) the issuing entity;

(iv) any servicer;

(v) any trustee;

(vi) any originator;

(vii) any significant obligor;

(viii) any enhancement provider or support provider; and

(ix) any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction, or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

Section 12.04. Report on Assessment of Compliance and Attestation. On or before March 15 of each calendar year, commencing March 15, 2014, the Indenture Trustee shall:

(a) deliver to the Transferor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit A or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee;

(b) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(c) deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Master Trust, the Issuer or the Transferor with respect to a Securitization Transaction, a certification substantially in the form attached hereto as Exhibit B or such form as mutually agreed upon by the Transferor and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 12.05. Investor Communication. In the event either the Issuer or a Responsible Officer of the Indenture Trustee receives a request from any Person to communicate with a Noteholder or Investor Certificateholder, the Issuer or the Indenture Trustee, as applicable, shall promptly report such request to the Servicer and the Transferor, and shall provide: (i) the name of the Person making such request; (ii) the date the Issuer or the Indenture Trustee, as applicable, received such request; (iii) to the extent known, a description of the method Noteholders or Investor Certificateholders may use to contact the Person making such request; and (iv) copies of any documentation the Issuer or the Indenture Trustee, as applicable, receives in connection with such request that serves to verify the identity of the Person making such request as a Noteholder or Investor Certificateholder. The expenses related to investor communication requests will be paid by the Servicer from its own funds.

ARTICLE XIII

AMENDMENT AND RESTATEMENT

Effective as of the date hereof, (a) this Indenture shall amend and restate in its entirety the Existing Indenture but shall not constitute a novation thereof, and (b) each reference to the Existing Indenture or the Original Indenture in any of the Transaction documents, or any other document, instrument or agreement delivered in connection therewith shall mean and be a reference to this Indenture.

The parties agree that, notwithstanding the execution and delivery of this Indenture, the liens and security interests created and provided for under the Original Indenture and the Existing Indenture shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests, whether under the Original Indenture, the Existing Indenture, this Indenture or any of the other Transaction Documents. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Original Indenture or the Existing Indenture as to the indebtedness and obligations which would otherwise be secured thereby prior to giving effect to this Indenture.

For the avoidance of doubt, any Indenture Supplement, Series, Note or Class issued under and pursuant to the Original Indenture or the Existing Indenture and any Noteholder of Outstanding Notes (each as defined in the Original Indenture or the Existing Indenture) shall continue to have the benefits of this Indenture as if such Indenture Supplement, Series, Note or Class were issued under and pursuant to this Indenture and any such Noteholder shall be deemed a Noteholder under this Indenture.

[signature page follows]

IN WITNESS WHEREOF, the Issuer, the Servicer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers thereunto duly authorized and attested, all as of the day and year first above written.

CABELA’S CREDIT CARD MASTER NOTE TRUST, as Issuer

By	Wells Fargo Delaware Trust Company, National Association, not in its individual capacity, but solely as Owner Trustee

By:	/s/ Sandra Battaglia
Name:	Sandra Battaglia
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Tamara Schultz-Fugh
Name:	Tamara Schultz-Fugh
Title:	Vice President

WORLD’S FOREMOST BANK, AS SERVICER

By:	/s/ Kevin J. Werts
Kevin J. Werts
Executive Vice President and Chief Financial Officer

ACKNOWLEDGED AND AGREED

WFB FUNDING, LLC, as Transferor

By: WFB Funding Corporation, its

managing member

By:	/s/ Kevin J. Werts
Kevin J. Werts
Secretary and Treasurer

[Signature page to Second Amended and Restated Master Indenture]

EXHIBIT A

SERVICING CRITERIA

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card receivables are maintained.

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
advances, are made, reviewed and approved as specified in the transaction agreements.

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.	X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related credit card agreements.

1122(d)(4)(ii)	Credit card accounts and related documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.

1122(d)(4)(iv)	Payments on credit card receivables, including any payoffs, made in accordance with the related credit card agreements are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related credit card agreements.

1122(d)(4)(v)	The servicer’s records regarding the credit card accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s credit card account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related credit card agreements.

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a credit card account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent credit card accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for credit card accounts with variable rates are computed based on the related credit card agreements.

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s credit card agreements, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable credit card agreements and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related credit card account, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria

payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

EXHIBIT B

FORM OF ANNUAL CERTIFICATION

RE:	The Second Amended and Restated Master Indenture dated as of June 14, 2016 (the “Agreement”), among Cabela’s Credit Card Master Note Trust, World’s Foremost Bank and U.S. Bank National Association

I,                 , the                  of [NAME OF COMPANY] (the “Company”), certify to the Transferor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

1.	I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”) that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the “Company Information”);

2.	To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

3.	To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor; and

4.	To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement.

B-1